SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Coventry Health Care, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2007

To Our Stockholders:

You are cordially invited to attend our 2007 Annual Meeting of Stockholders, which will be held on Thursday, May 17, 2007, at 8:30 a.m., Eastern Daylight Saving Time, at the Tysons Corner Ritz-Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, Telephone (703) 506-4300. At the meeting, the stockholders will act on the following matters:

1.	To elect three Class I Directors to serve until the annual meeting of stockholders in 2010;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2007; and

3.	To transact such other business as may properly come before the meeting or at any adjournment(s) thereof.

A proxy statement, proxy card and a copy of the 2006 Annual Report describing the operations of the Company during the fiscal year ended December 31, 2006 accompany this notice. Information regarding the matters to be acted upon at the 2007 Annual Meeting of Stockholders is contained in the enclosed proxy statement.

All holders of record of the Company’s common stock at the close of business on Monday, March 19, 2007, are entitled to vote at the 2007 Annual Meeting of Stockholders or at any adjournment(s) of the meeting.

By Order of the Board of Directors,

DALE B. WOLF
Chief Executive Officer

Bethesda, Maryland
April 20, 2007

YOUR VOTE IS IMPORTANT. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE
VOTE. YOU MAY VOTE BY TOLL-FREE TELEPHONE, BY INTERNET OR BY COMPLETING,
DATING, SIGNING AND RETURNING THE ACCOMPANYING PROXY IN THE ENCLOSED
POSTAGE-PAID RETURN ENVELOPE. PLEASE SEE INSTRUCTIONS
ON THE ENCLOSED PROXY CARD.

6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2007

This proxy statement is furnished to stockholders of Coventry Health Care, Inc. (the “Company” or “Coventry”) in connection with the solicitation of proxies by the Board of Directors of the Company for the 2007 Annual Meeting of Stockholders of the Company to be held on Thursday, May 17, 2007, at 8:30 a.m., Eastern Daylight Saving Time, at the Tysons Corner Ritz-Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, Telephone (703) 506-4300, and at any adjournment of the meeting (the “2007 Annual Meeting”).

This proxy statement and the Company’s 2006 Annual Report is first being sent to stockholders on or about April 20, 2007, to stockholders of record on March 19, 2007.

QUESTIONS AND ANSWERS

What is the purpose of the 2007 Annual Meeting?

You will be asked to consider and vote upon two proposals: (i) to elect three individuals to serve as Class I Directors of the Company until the annual meeting of stockholders to be held in 2010, and (ii) to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2007. The Board of Directors is not aware of any other matters to be presented for action at the 2007 Annual Meeting. However, if other matters are presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

When will this proxy statement be sent to stockholders?

This proxy statement is first being sent to stockholders on or about April 20, 2007. A copy of the Company’s 2006 Annual Report, containing financial statements for the year ended December 31, 2006, has been enclosed in the same mailing with this proxy statement.

Who is entitled to vote?

Only stockholders of record at the close of business on Monday, March 19, 2007, the record date for the meeting (the “Record Date”), are entitled to receive notice of and to participate in the 2007 Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you owned on that date.

How many votes do I have?

You will have one vote for every share of the Company’s common stock that you owned on the Record Date (Monday, March 19, 2007).

Who is soliciting my vote?

Your vote is being solicited by and on behalf of the Company’s Board of Directors (the “Board”).

Who pays for the solicitation of my vote?

The Company pays the costs of soliciting your vote, including the costs of preparing, assembling and mailing this proxy statement, the 2006 Annual Report and the proxy card.

How will my vote be solicited?

Proxies will be solicited by the use of the mails and may also be solicited in person, or by telephone, telecopy, facsimile, electronic mail or other electronic means, by directors, officers and employees of the Company. No directors, officers or employees of the Company will receive additional compensation for soliciting proxies.

The Company will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries as record holders (“Brokers”) to forward the solicitation materials to the beneficial owners of the Company’s common stock, (ii) furnish the number of copies necessary for such record holders to supply the materials to the beneficial holders and (iii) reimburse the reasonable forwarding expenses incurred by these record holders.

How many votes can be cast by all stockholders?

On March 19, 2007, the Record Date, there were 156,055,004 shares of the Company’s common stock outstanding and eligible to vote on each matter brought before the meeting.

How many votes must be present to hold the meeting?

A quorum must be present to hold the 2007 Annual Meeting. A “quorum” is a majority of the outstanding shares eligible to vote. Such shares may be present at the meeting or represented by proxy. Any stockholder of record present at the 2007 Annual Meeting, but who abstains from voting, will be counted for purposes of determining whether a quorum is present. If a quorum is not present, the 2007 Annual Meeting may be adjourned from time to time until a quorum is present or represented by proxy.

How many votes are required for each proposal?

Election of Directors.  The affirmative vote of a plurality of the shares of the Company’s common stock represented in person or by properly executed proxy is required to approve the election of each of the Company’s nominees for election as a director. Abstentions and Broker non-votes will be counted for purposes of determining whether a quorum is present at the 2007 Annual Meeting, but will not be counted for purposes of calculating a plurality.

Ratification of Independent Auditors.  The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by properly executed proxy and entitled to vote is required to ratify the appointment of the independent auditors for 2007.

How many votes are required for other matters that may properly come before the meeting?

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by properly executed proxy and entitled to vote is required for all other business that may properly come before the 2007 Annual Meeting or any adjournment(s) of the meeting.

How do I vote?

You can vote either in person by attending the 2007 Annual Meeting or by proxy without attending the 2007 Annual Meeting. To vote by proxy, you must either:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope; or

•	vote by telephone (instructions are on the proxy card); or

•	vote by internet (instructions are on the proxy card).

What if I return my proxy card and don’t vote on a matter listed on it?

If you return a proxy card without indicating your vote, your shares will be voted For the election of the three Class I Director nominees listed on the card, and For the ratification of Ernst & Young LLP as the Company’s independent auditors for 2007, and will be voted in the discretion of the persons named in the proxy on any other matters that may be properly brought before the meeting or at any adjournment(s) thereof.

Can I change or revoke my vote?

Yes. Just send in a new proxy card with a later date, cast a new vote by telephone or internet, or send a written notice of revocation to the Company’s Corporate Secretary at 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. If you attend the 2007 Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares.

How are the votes counted?

The votes are counted as received by an automated system administered by Mellon Investor Services LLC, the Company’s transfer agent. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the effect of a vote against proposals, other than the election of directors. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved and will not be counted as votes cast for or against such proposal.

What is a “broker non-vote”?

Under the New York Stock Exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.” Since the election of directors and the ratification of Ernst & Young LLP as our independent auditors are routine matters, a broker may turn in a proxy card voting shares at their discretion on both matters.

Where can I find voting results for the 2007 Annual Meeting?

The voting results will be published in the Company’s Form 10-Q for the period ending June 30, 2007. The Form 10-Q will be filed with the Securities and Exchange Commission on or before August 9, 2007.

Can I access the Company’s proxy materials and annual report electronically?

This proxy statement and the Company’s Annual Report are available on our internet website at www.cvty.com. If you are a stockholder of record and would like to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail, follow the instructions provided when you vote over the internet. If you hold your shares through a Broker, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports and to vote your shares over the internet. Opting to receive your proxy materials online saves us the cost of producing and mailing the proxy materials to your home or office and gives you an automatic link to the proxy voting site.

If you choose to view future proxy statements and annual reports over the internet, you may enroll through Mellon Investor Services LLC by logging onto Investor ServiceDirect® at www.vault.melloninvestor.com/isd for secure online access to your proxy materials. Your choice will remain in effect until you tell us otherwise. You do not have to elect internet access each year. To cancel or change your enrollment profile, please go to Investor

ServiceDirect® at www.vault.melloninvestor.com/isd and follow the prompts, or you may send written notice to the Company’s Corporate Secretary at 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.

What is “householding” and how does it affect me?

The Securities and Exchange Commission has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. A separate proxy card would still be mailed to each stockholder at the same address. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement or Annual Report, or wish to revoke your decision to household. These options are available to you at any time.

CORPORATE GOVERNANCE

Code of Ethics

The Company is dedicated to conducting its business in accordance with the highest standards of ethical conduct, uncompromising integrity and compliance with all federal, state and local laws governing its business. The Company has established a Code of Business Conduct and Ethics (the “Code of Ethics”) to assure uniformity in standards of conduct. The Code of Ethics applies to all of the Company’s directors, officers, employees (including our Chief Executive Officer, Chief Financial Officer and Controller) and representatives and to relationships with stockholders, customers, vendors, competitors, auditors and all public and governmental bodies. In support of the Code of Ethics, the Company has appointed a Chief Compliance Officer to enforce it and all employees are required to participate in annual compliance training. Avenues for reporting violations have been provided in the Code of Ethics, including an anonymous telephone hotline. The Audit Committee monitors the implementation and enforcement of the Code of Ethics. The Code of Ethics, together with any amendments to or waivers from it, is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com. In addition, a copy of the Code of Ethics is available in print to any stockholder that requests one. Requests should be sent to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.

Director Independence

The Board has determined that nine of its twelve directors, including all members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, are “independent” as defined by the listing standards of the New York Stock Exchange currently in effect and approved by the Securities and Exchange Commission and all of its applicable rules and regulations, as well as for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director must be free of any relationship with the Company or its management that may impair the director’s ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any contractual relationships that may exist with a director or a related interest. The nine independent directors are: Joel Ackerman, L. Dale Crandall, Emerson D. Farley, Jr., M.D., Lawrence N. Kugelman, Daniel N. Mendelson, Robert W. Morey, Rodman W. Moorhead, III, Elizabeth E. Tallett and Timothy T. Weglicki.

Related Person Transactions Policy

The Board of Directors recognizes that transactions or relationships with the Company and its directors, executive officers, significant stockholders and their immediate family members may involve potential conflicts of interest. As a result, the Board adopted a written Related Person Transactions Policy (the “Policy”) requiring the prior approval of the Nominating/Corporate Governance Committee before a related person may enter into a transaction or relationship in which the Company is a participant and the related person would have a direct or indirect material interest. Financial transactions or relationships available to all employees or involving less than $25,000 are not subject to the Policy. Under the Policy, any proposed related person transactions are reviewed at the regularly scheduled meetings of the Nominating/Corporate Governance Committee. Ongoing relationships are periodically reviewed and assessed to ensure compliance and fairness to the Company. There is a general presumption that a related person transaction will not be approved. However, a related person transaction may be approved if, after a full review, the disinterested members of the Nominating/Corporate Governance Committee determine that the transaction is being made at arm’s length and is fair to the Company. The Policy is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com.

Stockholder Nominees

The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder nominations for director candidates as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Company’s Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should be addressed to: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.

To be timely considered by the Nominating/Corporate Governance Committee, director nominations submitted by stockholders for the 2008 Annual Meeting must be delivered to or mailed and received by the Corporate Secretary at the Company’s address (above) not less than 120 days in advance of the anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders (i.e., by December 22, 2007), unless the date of the annual meeting is changed by more than 30 calendar days.

A stockholder’s notice must include (a) the proposed nominee’s name, qualifications and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) the name and address of the stockholder proposing the potential nominee as it appears on the Company’s books and the number of shares of common stock of the Company that are beneficially owned by the stockholder. No person is eligible for election as a director of the Company unless nominated in accordance with the procedures required by the Company’s bylaws. The Chair of the Board may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, the defective nomination will be disregarded.

The procedures described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for future stockholder meetings. See “Stockholder Proposals” on page 39 of this proxy statement.

Director Qualifications

The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating/Corporate Governance Committee for positions on the Company’s Board. Under these criteria, not less than a majority of the members of the Board must be independent and the Board members must have the highest professional and personal ethics and values consistent with the Company’s values and standards. Other criteria that will be considered are prior experience as a director, knowledge of the Company’s business and industry and broad experience at the operational, financial, regulatory or policy making level(s) in business. Diversity, age and skills in the context of the needs of the Board are also considerations. The members should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly. The Corporate Governance Guidelines are available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com. In addition, a copy of the Corporate Governance Guidelines is available in print to any stockholder that requests one by writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.

Identifying and Evaluating Nominees for Directors

The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. As described above, the Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of stockholder status of persons proposing candidates, recommendations are collected and considered by the Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting of stockholders. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Committee. The Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating the nominations, the Committee uses the same criteria for all nominees and the Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of non-management directors of the Board and its committees are held on a regular basis at quarterly and special meetings. The sessions are chaired by the Lead Director or the Chair, if present, of the Board of Directors or by the Chair of the respective committees. Elizabeth E. Tallett, a non-management director, currently serves as the Lead Director. Any non-management director can request that an additional executive session be scheduled. See “Communications With The Board” below for the process by which stockholders may communicate with non-management directors of the Board.

Directors’ Attendance at Annual Meetings of Stockholders

Although directors are invited and are always welcome to attend the annual stockholder meetings, the Company does not require their attendance. All directors attended the 2006 annual meeting of stockholders, except for one director who was out of the country on the date of the meeting. For 2007, the Board scheduled its regular meeting in the second quarter to coincide with the 2007 Annual Meeting. The Company anticipates that all directors will attend the 2007 Annual Meeting.

Communications with the Board

Stockholders and interested parties may communicate with the Board, the Chair, the Lead Director or the non-management directors as a group by submitting a letter in writing addressed to: Lead Director of the Board of Directors, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. If the communication relates to the Company’s ethics or business conduct, financial statements, accounting practices or internal controls, the communication may be submitted in writing addressed to: Audit Committee Chair, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. If the communication relates to other matters that are within the scope of the responsibilities of the Board and/or its Committees, the communication will be forwarded to the appropriate director. Stockholder communications may be submitted confidentially or anonymously. Solicitations, advertisements and obviously inappropriate communications will not be forwarded, but will be made available to any director who wishes to view them.

Board Meetings

During the 2006 fiscal year, the Board held four regular meetings, three special telephonic meetings and acted by unanimous written consent on two occasions. All members of the Board attended at least 75% of the meetings held by the Board and by the committees of which they were members.

Committees of the Board

Audit Committee.  The Audit Committee is comprised of three directors who are independent of the management of the Company and independent of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as members of the Audit Committee. The Audit Committee’s responsibilities include overseeing the adequacy and effectiveness of systems and controls in place to reasonably assure the fair presentation of the Company’s financial statements; appointing, dismissing, overseeing the qualifications and performance of and determining the compensation paid to the external and internal auditors;

reviewing and approving the scope of audits and related fees; interfacing directly with the internal and external auditors in executive sessions and otherwise; monitoring compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics; and reviewing the adequacy and effectiveness of internal policies and procedures regarding audits, accounting and other financial controls. The current charter of the Audit Committee, as revised on November 1, 2006, is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com, and provides a detailed description of its responsibilities. In addition, a copy of the current charter is available in print to any stockholder that requests one by writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. During fiscal year 2006, the Audit Committee held four regular meetings, four pre-earnings release telephonic meetings, and one special telephonic meeting with the Audit Committee Chair. The members of the Audit Committee are Lawrence N. Kugelman (Chair), L. Dale Crandall and Elizabeth E. Tallett. Mr. Crandall and Ms. Tallett each serve on the audit committees of more than three public companies. The Board has considered their commitments to serve on the other audit committees and has affirmatively determined that such simultaneous service does not impair the ability of Mr. Crandall or Ms. Tallett to effectively serve on the Audit Committee of the Company’s Board.

Financial Expert.  The Board has determined that all audit committee members are financially literate under the current listing standards of the New York Stock Exchange. The Board also determined that L. Dale Crandall qualifies as an “audit committee financial expert” as defined by rules and regulations adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee is currently comprised of three directors who are independent of the management of the Company. The Nominating/Corporate Governance Committee’s responsibilities include identifying individuals qualified to become members of the Board; considering nominees made by stockholders in accordance with the Company’s bylaws; recommending to the Board the director nominees for the next annual meeting of stockholders; and developing and recommending to the Board a set of corporate governance principles applicable to the Company. Nominations for election to the Board may be made by or at the direction of the Nominating/Corporate Governance Committee or by any eligible stockholder entitled to vote for the election of directors. See “Corporate Governance — Stockholder Nominees” at page 6 of this proxy statement. The current charter of the Nominating/Corporate Governance Committee, which is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com, provides a detailed description of its responsibilities. In addition, a copy of the current charter is available in print to any stockholder who requests one by writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. During fiscal year 2006, the Nominating/Corporate Governance Committee held four regular meetings and one special meeting. The members of the Nominating/Corporate Governance Committee are Joel Ackerman (Chair), Daniel N. Mendelson and Timothy T. Weglicki.

Notice of director nominations by eligible stockholders must be timely received in writing addressed to the Corporate Secretary of the Company, 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817-1850. The 2008 annual meeting of stockholders is expected to be held on May 15, 2008. Eligible stockholders who wish to submit a proposal for consideration by the Nominating/Corporate Governance Committee for inclusion in the 2008 proxy statement must comply with the nomination procedures described in the Company’s Bylaws and set forth under “Corporate Governance — Stockholder Nominees” on page 6 of this proxy statement.

Compensation Committee.  The Compensation Committee is comprised of three directors who are independent of the management of the Company. The Committee’s general responsibilities include (1) participating in the development of and overseeing the compensation policies and objectives of the Company; (2) determining the amount of compensation paid to the Chief Executive Officer of the Company and approving the amount of compensation paid to the Company’s senior executives; (3) evaluating and recommending to the Board the compensation of non-employee directors; (4) authorizing equity awards and other compensation and (5) evaluating the Company’s incentive compensation programs and approving the performance targets for each program. The current charter of the Compensation Committee, which is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com, provides a detailed description of its responsibilities. In addition, a copy of the current charter is available in print to any stockholder that requests one by writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. During fiscal year 2006, the Compensation Committee held four regular meetings and two special telephonic meetings. The members of the Compensation Committee are L. Dale Crandall (Chair), Rodman W. Moorhead, III and Timothy T. Weglicki.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2006, the Compensation Committee was comprised of L. Dale Crandall (Chair), Rodman W. Moorhead, III, and Timothy T. Weglicki, none of whom had at any time been an officer or employee of the Company or any of its subsidiaries. During 2006, no interlocking relationship existed between any officer, member of the Board or the Compensation Committee and any officer, member of the board of directors or compensation committee of any other company.

≈≈≈≈

The Code of Business Conduct and Ethics, Corporate Governance Guidelines and current committee charters are available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com. In addition, a printed copy of one or more of these documents is available in print to any stockholder who submits a request in writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, Maryland, 20817.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s bylaws provide that the Company’s Board shall consist of not less than three directors and may increase to such other number of directors as shall be determined by the Board from time to time. The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes as nearly equal in numbers as possible. There are currently twelve persons serving on the Board: four in Class I, four in Class II and four in Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The Class I Directors’ terms of office expire in 2007. One of the Class I Directors, Mr. Robert W. Morey, has reached retirement age for Board service and is not eligible for re-nomination per the Board’s Corporate Governance Guidelines.

The Board believes that eight (8) to twelve (12) directors is currently the optimal range to permit diversity of experience without hindering effective discussion of issues or diminishing individual accountability. Pursuant to the Company’s Certificate of Incorporation and the Company’s Bylaws, the number of directors is set by the affirmative vote of a majority of the full Board. The Nominating/Corporate Governance Committee intends to provide its recommendation to the full Board that the size of the Board be reduced from twelve (12) seats to eleven (11) seats following the 2007 Annual Meeting (after Mr. Morey’s retirement). The Board anticipates that it will approve the reduction in Board seats as recommended by the Nominating/Corporate Governance Committee. Upon completion of the 2007 Annual Meeting (after Mr. Morey’s retirement), the Board intends to reduce the size of the Board from twelve (12) to eleven (11).

The nominees designated for election as Class I Directors at the 2007 Annual Meeting will, if elected, each serve three-year terms expiring at the annual meeting of stockholders in 2010. All of the nominees have consented to being nominated and to serve if so elected.

The persons named in the enclosed proxy intend to vote the shares represented by such proxy For the election of the nominees named herein, unless contrary instructions are received. If any of the nominees named below should be unable to accept nomination or election as a director at the 2007 Annual Meeting, an event which the Board of Directors does not anticipate, the proxy will be voted with discretionary authority for a substitute nominee or substitute nominees as shall be designated by the current Board and for the remaining nominee(s), if any, named below.

The following table provides information about the persons nominated to serve as Class I Directors and the persons serving as Class II and Class III Directors whose terms continue until the 2008 or 2009 annual meeting of stockholders:

Nominees for Class I Directors with Three-Year Terms Expiring in 2010

Name	Age	Committee Memberships/Chair

L. Dale Crandall	65	Audit Committee, Compensation Committee (Chair)
Elizabeth E. Tallett	57	Audit Committee, Lead Director
Allen F. Wise	64	Chair of the Board

Continuing Class II Directors with Three-Year Terms Expiring in 2008

Name	Age	Committee Memberships/Chair

Joel Ackerman	41	Nominating/Corporate Governance Committee (Chair)
Emerson D. Farley, Jr., M.D.	68	—
Lawrence N. Kugelman	64	Audit Committee (Chair)
Dale B. Wolf	52	—

Continuing Class III Directors with Three-Year Terms Expiring in 2009

Name	Age	Committee Memberships/Chair

John H. Austin, M.D.	62	—
Daniel N. Mendelson	42	Nominating/Corporate Governance Committee
Rodman W. Moorhead, III	63	Compensation Committee
Timothy T. Weglicki	55	Compensation Committee, Nominating/ Corporate Governance Committee

Business Experience of Nominees and Continuing Directors

Below you will find information about the business experience of the nominees and the continuing directors:

Joel Ackerman has been a director of the Company since November 1999. He is a general partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC, where he has been employed since 1993. He is a director of Medical Staffing Network Holdings, Inc., a leading medical staffing company and provider of per diem nurse staffing services, and various private companies.

John H. Austin, M.D. has been a director of the Company since January 1988. He served as Chairman of the Board from December 1995 to December 2004. Dr. Austin has been Chairman and Chief Executive Officer of Arcadian Management Services, Inc., a company that owns and manages rural health care provider networks and Medicare health maintenance organizations, since June 1997.

L. Dale Crandall has been a director of the Company since January 1, 2004. Mr. Crandall previously served in various management positions with Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, including President and Chief Operating Officer from March 2000 until his retirement in June 2002, and Senior Vice President, Finance and Administration, from June 1998 until March 2000. He is also a member of the boards of directors of UnionBanCal, a bank holding company whose primary subsidiary is Union Bank of California, a large California commercial bank, Covad Communications Group Inc., a provider of high speed internet connectivity and related communications services, Ansell Limited, a global provider of healthcare barrier protection products, BEA Systems, an application infrastructure software company, UGS Corp., global provider of product lifecycle management software and services, and a Trustee of four funds in the Dodge and Cox family of mutual funds.

Emerson D. Farley, Jr., M.D. has been a director of the Company since December 1994. He has been a Trustee serving on the Board of Trustees of Fork Union Military Academy from April 2003 to date. Prior to that Dr. Farley was engaged in the private practice of medicine in Richmond, Virginia. From 1991 to March 2002, Dr. Farley was the Vice-Chairman of Doctors Insurance Reciprocal Risk Retention Group (“DIR”), which provided medical malpractice insurance coverage to physicians. On January 31, 2003, DIR was placed in receivership, with DIR’s consent, by the Chancery Court of Davidson County, Tennessee, due to the financial instability of DIR’s reinsurer, Reciprocal of America.

Lawrence N. Kugelman has been a director of the Company since August 1992. He has been a director of Arcadian Management Services, Inc., a company that owns and manages rural health care provider networks and Medicare health maintenance organizations, since July 2001, and a director since October 2002 of Valeant Pharmaceuticals International (formerly ICN Pharmaceuticals, Inc.), a global, research-based pharmaceutical company that develops, manufactures, distributes and sells pharmaceutical, research and diagnostic products. Since 2003, he has been a Director of AccentCare, Inc., a company which provides in-home health care and support services. Mr. Kugelman has been a private investor and business consultant since October 1996.

Daniel N. Mendelson has been a director of the Company since May 2005. Mr. Mendelson is President of Avalere Health LLC, a strategic advisory company that provides guidance and syndicated research for clients in the healthcare industry, government and the not-for-profit sector. Prior to founding Avalere Health in 2000, he served as Associate Director for Health at the White House Office of Management and Budget in Washington, D.C.

Rodman W. Moorhead, III has been a director of the Company since May 1997. Mr. Moorhead is a private investor. In December 2006, he retired from Warburg Pincus LLC, a private equity and venture capital firm in New

York, where he was a Managing Director and Senior Advisor and had been employed since 1973. From June 1998 to present he has served as a director of Scientific Learning Corporation, a computer-based special education training company.

Elizabeth E. Tallett has been a director of the Company since March 1998. Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. She was Chief Executive Officer of Marshall Pharmaceuticals, Inc., a specialty pharmaceutical company, from November 2000 to January 2003. She was President and Chief Executive Officer of Dioscor, Inc., a biopharmaceutical company, from May 1996 to July 2003. Ms. Tallett is also a director of IntegraMed America, Inc., a health services management company specializing in fertility and assisted reproductive technology, Principal Financial Group, Inc., a global financial institution, Varian, Inc., an analytical scientific instruments company, Varian Semiconductor Equipment Associates, Inc., a semiconductor company, and Immunicon Inc., a specialty diagnostics company.

Timothy T. Weglicki has been a director of the Company since August 2001. Mr. Weglicki is employed as a Managing Member of ABS Partners V, LLC, the general partner of ABS Partners V, LP, the general partner of ABS Capital Partners V, LP, a private equity fund, and has been with the fund since December 1993.

Allen F. Wise has been a director of our Company since October 1996 and has been Chair of the Board since January 2005. He was President and Chief Executive Officer of our Company from October 1996 to December 2004. He was a director and a member of the audit committee of NCO Group, Inc., a provider of accounts receivable management and other outsourced services, until November 2006. Since May 2006, he has served as director of Magellan Health Services, Inc., a diversified specialty health care management organization. Since July 2006, he has served as director and Chair of HealthMarkets, Inc., a provider of health and life insurance products to individuals and small groups.

Dale B. Wolf has been a director and the Chief Executive Officer of our Company since January 2005. Prior to that he served as Executive Vice President, Chief Financial Officer and Treasurer of our Company from December 1996 to December 2004. He is a director and a member of the audit committee and chair of the compensation committee of HealthExtras, Inc., a provider of pharmacy benefit management services and supplemental benefits. Mr. Wolf is a Fellow of the Society of Actuaries.

Retiring Director

Robert W. Morey has been a director of the Company since August 2001 and, in accordance with Company policy, will retire from the Board at the expiration of his term at the 2007 Annual Meeting. Mr. Morey has been President, Director and Principal of Catalina Life and Health Reinsurers, Inc. and R.W. Morey Reinsurers Limited since 1992. Mr. Morey has also served as controlling principal of Moors & Cabot, Inc., a retail and institutional stock brokerage firm headquartered in Boston, since 1991 and as President of RWM Management Company, a company providing reinsurance and financial counseling services to various companies in which Mr. Morey holds investments, since 1977.

Vote Required

The affirmative vote of a plurality of the shares of the Company’s common stock represented in person or by properly executed proxy is required to approve the election of each of the Company’s nominees for election as a director. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS.

VOTING STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of Monday, March 19, 2007, the Record Date, regarding the beneficial ownership of the Company’s common stock by (i) each person or group known by the Company to be the beneficial owner of more than five percent of the common stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. On the Record Date, 156,055,004 shares of the Company’s common stock were outstanding.

For purposes of the table, a person or group of persons is deemed to beneficially own shares of common stock issuable upon the exercise of stock options that are currently exercisable or that become exercisable within 60 days from the date set forth above. For purposes of computing the percentage of outstanding common stock held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after the date set forth above are deemed outstanding, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. The Company believes that the beneficial owners of the common stock listed in the table below, based on information furnished by such owners, have sole voting and dispositive power (or shares such powers with his or her spouse) with respect to such shares, except as explained in the footnotes to the table.

	Number of Shares
	of Common Stock		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Common Stock

Janus Capital Management LLC(1)	16,712,963		10.71%
151 Detroit Street Denver, CO 20549
Joel Ackerman	9,427		*
John H. Austin, M.D.	65,713		*
L. Dale Crandall	23,959	(2)	*
Emerson D. Farley, Jr., M.D.	62,937	(2)	*
Lawrence N. Kugelman	44,322	(2)	*
Daniel N. Mendelson	5,625	(2)	*
Rodman W. Moorhead, III	25,910		*
Robert W. Morey	128,629	(2)	*
Elizabeth E. Tallett	38,234	(2)	*
Timothy T. Weglicki	48,359	(2)	*
Allen F. Wise	194,388		*
Dale B. Wolf	1,426,274	(2)	*
Thomas P. McDonough	799,967	(2)	*
Harvey C. DeMovick, Jr.	108,145		*
Francis S. Soistman, Jr.	328,935	(2)	*
Shawn M. Guertin	173,862	(2)	*
All executive officers and directors as a group (21 persons)	3,841,226	(2)	2.43%

*	Less than one percent

(1)	According to the Schedule 13G filed on February 14, 2007, by Janus Capital Management LLC (“Janus Capital”), a registered investment advisor, Janus Capital has an indirect 82.5% ownership stake in Enhanced Investment Technologies LLC (“INTECH”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”), which are registered investment advisers. Due to the holding structure, shares owned by Janus Capital, Perkins Wolf and INTECH are aggregated for purposes of the Schedule 13G filing. Each furnishes investment advice to various registered investment companies and to individual and institutional clients (the “Managed Portfolios”). Janus Capital may be deemed to be the beneficial owner of 16,663,217 shares or 10.5% of Coventry’s shares outstanding held by the Managed Portfolios. Janus Capital has sole voting power with respect to 16,663,217 shares, shared voting power with respect to 49,746 shares and shared dispositive power with respect to 49,746 shares.

(2)	Includes the following shares issuable upon exercise of stock options that are currently exercisable or which become exercisable within 60 days of the date set forth above: L. Dale Crandall, 20,459 shares; Emerson D. Farley, Jr., M.D., 6,390 shares; Lawrence N. Kugelman, 37,575 shares; Daniel N. Mendelson, 5,625 shares; Robert W. Morey, 10,975 shares; Elizabeth E. Tallett, 23,159 shares; Timothy T. Weglicki, 20,909 shares; Dale B. Wolf, 1,152,187 shares; Thomas P. McDonough, 473,437 shares; Francis S. Soistman, Jr., 61,763 shares; Shawn M. Guertin, 90,937; and all executive officers and directors as a group (21 persons), 2,108,416 shares.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

With respect to the fiscal year ended December 31, 2006, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis, set forth on pages 15 through 29 of this proxy statement, as required by Item 402(b) of Regulation S-K; and

2. Based on the review and discussions referred to in paragraph 1, above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

COVENTRY HEALTH CARE
COMPENSATION COMMITTEE
L. Dale Crandall (Chair)
Rodman W. Moorhead, III
Timothy T. Weglicki

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Compensation Program Philosophy

The Company’s compensation program is designed to meet three primary objectives:

1. To provide incentives for delivery of stockholder value;

2. To establish a direct relationship between compensation and performance by the individual and the Company; and

3. To design incentives that motivate executives and are competitive with our peer group so the Company can attract and retain talent.

What the Compensation Program is Designed to Reward

The guiding principles supporting the Company’s compensation philosophy and program include:

1. Aligning executive compensation with achievement of Company goals and objectives that reinforces “pay for performance;”

2. Creating an ownership culture by linking compensation to the achievement of performance goals that enhance stockholder value; and

3. Monitoring and benchmarking of peer group best practices to ensure that the Company’s compensation program is consistent with its philosophy. The Company has assembled a peer group of healthcare insurance competitors based on an analysis of:

a. Market capitalization;

b. Revenue;

c. Geographic scope; and

d. Similar broad-based product and service offerings.

The current peer group includes the following public healthcare insurance companies:

Aetna Inc.

AMERIGROUP Corp

Assurant, Inc.

CIGNA Corporation

Health Net, Inc.

Humana Inc.

Sierra Health Services, Inc.

UnitedHealth Group Incorporated

WellCare Health Plans, Inc.

WellPoint Health Networks, Inc.

Generally, the Company seeks to set executive base salaries and related benefits at the median of its peer group, while incentive-based pay is designed to constitute most of total compensation and exceed the 75th percentile of our peer group if performance goals are achieved. Total compensation, if superior results are achieved, is targeted at the 75th percentile. Note: the term “75th percentile” means that the compensation paid by the Company is equal to or greater than 75% of its peer group.

Consistent with its pay-for-performance philosophy, the Company believes the guaranteed components of compensation, in particular, base salaries and related benefits, should constitute a relatively low percentage of overall compensation. By contrast, “at-risk” components of compensation that vary based on performance goals, such as incentive bonuses and equity grants, should comprise a significant portion of total compensation. In 2006, each named executive officer’s total compensation was comprised primarily of amounts earned through “at-risk” forms of compensation that were earned by achieving or exceeding established goals. The “at-risk” proportion for 2006 is as follows:

Wolf	89.6%
Guertin	82.1%
McDonough	88.1%
DeMovick	82.3%
Soistman	82.0%

Note:  The calculation above includes total compensation (as set forth in the Summary Compensation Table) less guaranteed compensation (base salary, benefits, perquisites, and Company match on the 401(k) Restoration and Deferred Compensation Plan) in the numerator; with the denominator comprised of total compensation (again, as set forth in the Summary Compensation Table).

Periodically, the Company may determine that specific focus on a critical performance factor or objective may require the combination or mix of a number of compensation elements discussed in this CD&A. Changes in the combination or mix of compensation elements will be reflected in the “at-risk” ratios discussed above. The Compensation Committee believes it is important to maintain a mix of compensation components and considers the value and wealth accumulation already received by each executive.

The Compensation Committee adopts executive compensation programs that provide a mix of cash and equity-based awards for the achievement of business plan results and other strategic objectives, the creation of stockholder value, and exceptional individual performance. Incentive compensation awards vary with the level of performance achieved. The compensation program includes high performance threshold levels and places a significant portion of an executive’s compensation at risk, tied to both Company and individual performance. This approach to compensation aligns the short- and long-term interests of the Company’s executives with its stockholders.

The Company considers the impact of Internal Revenue Code Section 162(m) in the design of its compensation strategies. Under Section 162(m) of the Internal Revenue Code, compensation paid to executive officers in excess of $1,000,000 cannot be taken by the Company as a tax deduction unless the compensation qualifies as performance-based compensation. It is the Company’s expectation that awards paid to executives under the 2004 Incentive Plan, as amended in 2006, qualify as performance based compensation. However, the Company has determined that it will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) of the Internal Revenue Code if such limitation is not in the best interests of the Company and stockholders. The Compensation Committee will monitor business and legal developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and stockholders.

Executive officers provide input regarding selection of the peer group, the development of compensation programs to attract and retain talented executives, and the selection of performance measures that recognize individual performance while maximizing stockholder value. The Compensation Committee, working in conjunction with its independently retained executive compensation advisor (Frederic W. Cook & Co., Inc.), supplements and evaluates this executive input.

The Compensation Committee annually reviews a tally sheet for each member of executive management that describes each component of compensation, including cash compensation, annual cash incentive awards, equity awards, deferred compensation, and perquisites. This tally sheet review was completed at the Compensation Committee’s August 3, 2006 meeting and was then presented to the Board for evaluation and discussion. These tally sheets were also reviewed when the Compensation Committee evaluated and approved base salary changes for senior executives at its November 1, 2006 meeting and on January 18, 2007, when the recommendations were reviewed and approved for the Executive Management Incentive Plan (“EMIP”).

The Compensation Committee has not delegated its authority to determine the CEO’s compensation or to evaluate and approve senior executive compensation levels. The Compensation Committee also reviews, evaluates, and recommends non-management director compensation levels to the Board. In addition, each year, the Compensation Committee evaluates its own performance and its assessment and any proposed changes are reported to the Board.

Compensation Elements

Base Salary.  The Company views base salaries as primarily an attraction and retention device, and “fixed cost” compensation element. Base salaries are established at levels that are competitive with the median base salaries of executives at peer group companies. Base salaries for our named executive officers are considered annually by the Compensation Committee and increases are based on the individual’s level of performance, current position and responsibilities with the Company, and an analysis of peer group competitiveness. Other elements of compensation that are specifically linked to base salary and non-variable in nature (such as life insurance, accidental death and dismemberment, and short- and long-term disability) are also targeted at market median competitiveness.

The base salaries of some of the Company’s named executive officers were increased in December of 2006. The amounts of those base salary increases are set forth in footnote 1 to the Summary Compensation Table. Recognition of individual performance, as well as meeting our stated objective of being competitive with the median of our peer group, were the primary factors used to determine the amount of the increases.

Annual Performance Incentives.  The purpose of the Company’s annual performance incentive plan is to recognize and reward executives for taking actions that build the value of the Company and generate competitive total returns to stockholders. In keeping with its pay-for-performance philosophy, in 2006 the Company established the 2006 EMIP for certain senior executives, including the named executive officers.

Under the 2006 EMIP, the Compensation Committee established target awards reflecting a percentage of base salary for each eligible executive, as follows:

Wolf	100%
Guertin	75%
McDonough	100%
DeMovick	75%
Soistman	75%

At the beginning of each performance year under the EMIP, the Company proposes performance goals that are then approved by the Compensation Committee. The performance goals include target and stretch thresholds for EPS and a modifier based on EPS growth rate that are designed to reward performance and pay compensation equal to or better than the 75th percentile of the Company’s peer group. Upon attainment of the performance goals, individual incentive awards are granted to the named executives on the basis of Company and individual performance, with a greater emphasis on the Company’s financial performance over individual achievements. To ensure that senior management is only rewarded for superior results, the EMIP is designed so that no payments are made if actual results do not meet the threshold targets.

The Compensation Committee considers the attainment of these performance goals to be challenging, given the performance achieved by our peer group and the competitiveness in the health care insurance market. The performance goals under the 2006 EMIP were based on the attainment of fully diluted EPS as established in the Company’s 2006 budget and a goal for year-over-year EPS growth.

If the performance target is exceeded, the Compensation Committee may grant awards up to a predetermined maximum (200% of target) based on such factors as individual performance, the degree to which the performance goal is exceeded, and such other factors as the Compensation Committee may determine in its discretion. No participant may receive an award that exceeds 1% of operating earnings. The plan permitted the Company to make the annual incentive payments in cash, equity, or a mix of both. The Company chose to make all 2006 incentive payments in cash, consistent with its historic practice for annual incentive payments.

Annual incentive awards to named executive officers are reviewed and approved by the Compensation Committee. The Compensation Committee, in consultation with its independent compensation consultant, determines the CEO’s EMIP award. The actual incentive payments for 2006 performance as summarized in the Summary Compensation Table on page 23 of this proxy statement, were based on achievement of results which exceeded the targets for both EPS and EPS growth.

As disclosed in footnote 3 of the Summary Compensation Table, the 2006 EMIP payments for the named executive officers were as follows:

Wolf	$1,625,000
Guertin	$450,000
McDonough	$700,000
DeMovick	$575,000
Soistman	$650,000

Except for Mr. Guertin and Mr. Soistman, the payouts made to the named executives for 2006 were less than the payments made in 2005 because the actual results for 2006 exceeded the target thresholds by a lesser percentage than in 2005. The Compensation Committee determined that higher payouts were warranted for Mr. Guertin and Mr. Soistman due to their individual performance and contribution to the Company’s financial results for 2006.

For the 2007 fiscal year, the Company will continue the same basic annual incentive approach as contained in the 2006 EMIP. The 2007 EMIP will tie annual incentive payments to achievement of annual budget EPS and year-over-year growth in EPS.

In addition to EMIP eligibility, periodically, the Compensation Committee determines that a business objective is so important to the Company’s success that a special incentive may be warranted to reward an executive for outstanding performance relative to that objective. An eighteen month (January 1, 2005 to June 30,

2006) Special Performance Incentive was designed for Mr. McDonough to focus his management skills on the integration of First Health. The payout, at target ($1,700,000), disclosed in footnote 4 of the Summary Compensation Table, was based on achievement of the year-over-year increase in the Company’s revenue and First Health integration goals.

Long-Term Incentives.  Unlike its approach to base salary, the Company utilizes a performance-based approach for long-term incentives by seeking to pay awards exceeding 75% of its peer group if superior results are achieved. Thus, when combined with its similar positioning for annual performance incentives, the Company establishes a total compensation objective that will pay 75th percentile compensation when superior results are achieved and will pay significantly less than the 75th percentile when performance goals are not met. Generally, it is the Company’s philosophy to place greater emphasis on long-term incentive compensation than on base salary and annual performance incentives.

Long-Term Incentives are performance-based and are designed to align executive performance to total stockholder value. The Company uses a variety of equity grants, including restricted stock awards and stock option grants to encourage executives to manage the Company toward sustained long-term growth. Long-term incentives (ranging from two to ten years) instill an ownership culture and deliver value only when the marketplace recognizes that value has been created through increased share price. The 2004 Plan provides the Company the flexibility to adapt to changing market influences (for example, expensing of stock options under Financial Accounting Standards Board Statement 123R) that may prompt varying the mix of nonqualified stock option grants and restricted stock awards with their differing impact on stockholder cost and dilution.

The 2004 Incentive Plan is an umbrella plan integral to the Company’s compensation program. It was designed to provide the flexibility and incentives required to attract highly qualified individuals in a competitive marketplace, to motivate and retain key employees, and to meet the requirements of Section 162(m) of the Internal Revenue Code for “performance-based” compensation. Under the 2004 Incentive Plan, the Compensation Committee has the authority to approve (as recommended by Company management) all awards made under the Plan.

An analysis of external competitive factors also establishes a benchmark or range of long-term values to be considered. Actual allocation of long-term incentive potential to an executive is based on an evaluation of that executive’s specific performance goals and contributions to results. In 2006, the Company focused executive efforts on improvements in EPS and EPS growth measures. The Company used these same measures for the Mid-Term Executive Retention Plan and to trigger the four-year, 25% vesting schedule for the restricted stock awards granted in 2006 to each of the named executives, except Mr. DeMovick. Due to his longevity of service and superior individual performance, Mr. DeMovick’s 2006 restricted stock award vests in one year, subject to the attainment of the EPS growth metric.

In approving the number of nonqualified stock options to award named executive officers, the Compensation Committee reviews each executive’s performance and tally sheets that summarize the total compensation of each executive officer. Individual stock option award amounts for named executive officers are determined in the context of the Compensation Committee’s review of the tally sheets that outline total target compensation, and in light of the Company’s philosophy of weighting overall compensation toward performance-related and at-risk components (see the “at-risk” proportion on page 16 of this proxy statement). Black-Scholes values are used to convert the number of stock option grants into a dollar value that can then be compared with peer group competitor practices and the Company’s total cash compensation objective.

The Black-Scholes assumptions for the nonqualified stock option grants included in this proxy are as follows:

Grant date	9/10/1998	7/1/1999	6/25/2003	6/14/2004	11/3/2004	6/20/2005	5/22/2006
Grant price	$3.33	$4.67	$19.30	$32.46	$28.37	$47.90	$51.30
Expected Term (in years)	4.0	4.0	4.0	5.0	5.0	4.1	4.6
Volatility	75.0%	74.0%	42.0%	42.0%	37.0%	32.0%	34.0%
Risk Free Rate	4.7%	6.3%	3.5%	4.0%	3.4%	3.8%	4.9%
Dividend	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

The desire to retain highly qualified executives important to the Company’s succession plan is one factor in the determination of executive stock awards. For example, in 2004, Mr. Wolf’s promotion to Chief Executive Officer and Mr. McDonough’s promotion to President, resulted in the award of nonqualified stock options and restricted stock that directly impact the 2006 Summary Compensation Table. In 2004, Mr. Wolf received no restricted stock awards and received 1,000,000 nonqualified stock options (pre-split) to recognize his promotion to CEO. As this award vests 25% annually, this year’s Summary Compensation Table includes the $5,163,750 value allocated to proportional vesting in 2006. Similarly, in 2004, Mr. McDonough received a 50,000 restricted stock award (pre-split) and 300,000 nonqualified stock options (pre-split) to recognize his promotion to President. These awards also vest 25% annually, resulting in $2,157,750 of proportional vested value reported in the 2006 Summary Compensation Table.

Grants and awards are not timed around material, non-published information. Grant and award dates are determined either as of a specific future event (such as date of hire or date of promotion) or on the date of the Compensation Committee’s approval. The Compensation Committee generally considers new hire and promotion awards at its regularly scheduled meetings. Awards approved for executives that are newly hired or promoted are priced at the closing market price on the date of grant. The date of grant is either:

(i) the date of hire or promotion if that date is after the Compensation Committee’s approval of the award; or

(ii) the date of the Compensation Committee’s approval if the date of hire or promotion is before the Compensation Committee’s approval date.

The annual equity grants for key management are considered and approved at a Compensation Committee meeting held mid-year. The annual grant date is four (4) business days after the date of the Compensation Committee’s approval to allow time to communicate the awards and to timely file Form 4 disclosures with the Securities and Exchange Commission. The exercise price of option awards is the closing market price of the Company’s stock on the grant date. As of December 31, 2006, 9,925,663 shares of common stock were available for grant under the 2004 Incentive Plan.

Periodically, the Company may determine that critical performance factors or objectives require that additional cash or equity compensation programs for senior executives be established. Retention of key senior executives, including the named executive officers, is one such objective integral to the Company’s success. In May 2004, the Company established a program intended to promote the retention of such executives, the 2004 Mid-Term Executive Retention Plan. This two-year deferred compensation program was administered under the terms of the 2004 Incentive Plan. It included annual EPS targets and forfeiture and service requirements applied over a two-year period, with payments contingent both on the EPS targets being achieved and the executives remaining with the Company.

Under the terms of the 2004 Mid-Term Executive Retention Plan, on July 1, 2003, 2004 and 2005, the Company made an annual fixed dollar allocation for each participant. The fixed dollar allocation for the named executive officers was a percentage of compensation (salary plus EMIP incentive payment) as follows for each plan year:

Named Executive Officer	2003	2004	2005

Wolf	40%	40%	55%
Guertin	20%	20%	40%
McDonough	40%	40%	45%
DeMovick	30%	30%	40%
Soistman	30%	25%	40%

In addition, although not guaranteed, all participants were eligible to receive a credit to a stock equivalent allocation account equal to 35% of each participant’s fixed dollar cash allocation conditioned on Company and individual performance. The credits in such stock equivalent allocation accounts increased or decreased in accordance with the price of the Company’s common stock.

All plan allocations are based on an evaluation of the potential payouts from all compensation and incentive arrangements through a review of tally sheets and a determination of an amount that would significantly align the executive with the Company’s goals and objectives. The three-year rolling vesting feature provides significant retention value.

Amounts in the fixed dollar allocation and stock equivalent allocation accounts made in 2003, 2004 and 2005 were subject to forfeiture if the executive resigned or was terminated for cause prior to June 30, 2006. If the performance criteria were met, all fixed dollar allocation and stock equivalent allocation credits vested on June 30, 2006, and were paid in cash after June 30, 2006. Earlier payment would have been possible in the event of a change-of-control, in which case all participants’ accounts vest in full, or in the event of a participant’s death or involuntary discharge not-for-cause, in which case such participant’s accounts vest on the date of death or discharge.

With executive retention and intermediate performance goals continuing to be paramount to the Company’s success, the Company replaced the 2004 Mid-Term Executive Retention Plan effective July 1, 2006 with the 2006 Mid-Term Executive Retention Plan. This three-year rolling deferred compensation program also applies to a select group of key management and highly compensated employees, including the named executive officers. The 2006 Mid-Term Executive Retention Plan continues to have an intermediate focus (three years) and includes specific performance measures, in particular EPS goals, that must be achieved before the three-year vesting schedule begins and cash and stock equivalent allocations are paid.

Under the terms of the 2006 Mid-Term Executive Retention Plan, the Company makes an annual fixed dollar allocation for each participant. The fixed dollar allocation for the Chief Executive Officer was 45% of compensation (salary plus EMIP incentive payment) for the prior calendar year. The fixed dollar allocation for our President, our Executive Vice President of Health Plan Operations, our Chief Financial Officer and our Executive Vice President, Customer Service Operations and Chief Information Officer was 35% of compensation (salary plus EMIP incentive payment) for the prior calendar year. Due to individual performance reasons, some executives may not receive an allocation in some years.

As with the 2004 Mid-Term Executive Retention Plan, named executive officers will be eligible for, but will not be guaranteed, a credit to a stock equivalent allocation account equal to 35% of each participant’s fixed dollar cash allocation conditioned on Company and individual performance. The same annual budget EPS goal used for the annual incentive EMIP target is used as the trigger to commence vesting of the Mid-Term Executive Retention Plan (and restricted stock award vesting as discussed on page 19 of this proxy statement). The Compensation Committee considers these EPS goals to contain reasonable stretch, recognizing the performance achieved by our peer group and the competitiveness in the healthcare insurance market. The credits in the stock equivalent allocation account will increase or decrease in accordance with the price of the Company’s common stock.

Under the 2006 Mid-Term Executive Retention Plan, amounts in the fixed dollar allocation and stock equivalent allocation accounts are subject to forfeiture if the executive resigns or is terminated for cause prior to June 30, 2009. If the performance criteria has been met, all fixed dollar allocations and stock equivalent allocation credits will vest and be paid in cash after June 30, 2009, except in the event of an earlier change-of-control in which case all participants’ accounts will vest in full, or in the event of a participant’s death or involuntary discharge not-for-cause, in which case such participant’s accounts will vest on the date of death or discharge.

See the Summary Compensation Table (footnote 3) on page 23 of this proxy statement for accruals in 2006, which included allocations made in 2003, 2004 and 2005. See the Grants of Plan-Based Awards Table (footnote 1) on page 24 of this proxy statement for a summary of the estimated future payouts from the 2006 Mid-Term Executive Retention Plan.

Perquisites.  The Company provides a limited number of perquisites to the named executives. The Company believes that certain perquisites are necessary to attract and retain talented executives, to promote greater efficiency and productivity of executives’ time, and in some cases, to provide physical security for the executives. However, consistent with its overall pay-for-performance philosophy, the Company believes its perquisite offerings are below the median level of our peer group. The Company-provided perquisites include a company car and private aircraft services for both business and personal use.

All executives participate in Company employee benefit programs (including medical, dental, vision, life, accidental death and dismemberment, dependent life, short-term disability, 401(k), vacation/holidays, group legal, and flexible spending accounts) on the same basis as all other eligible employees.

Executive Stock Ownership Guidelines.  The Company has adopted stock ownership guidelines for certain executive officers. These guidelines promote a long-term perspective and further align executive officers’ interests with stockholders’ interests. These guidelines also support the Company’s longstanding commitment to sound corporate governance. The guidelines recommend the Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents and other designated executives own shares of the Company’s common stock having a continuing value equal to a multiple of their base salary.

The recommended multiples are as follows:

Chief Executive Officer and the President	Six times base salary
Executive Vice Presidents	Five times base salary
Senior Vice Presidents	Four times base salary
Other designated executives	Two times base salary

Executives are expected to achieve their stock ownership goals within three years of the date such executive becomes subject to the guidelines. Executives who do not meet the guidelines within the prescribed time frame may not be eligible for future stock grants.

	Guideline		Shares Held
	Multiple of	Share Ownership	December 31,	Percent
Executive	Base Salary	Guideline	2006	Guideline Met

Wolf	6 times	110,889	274,088	247%
Guertin	5 times	47,453	98,735	208%
McDonough	6 times	101,898	328,868	323%
DeMovick	5 times	59,940	140,768	235%
Soistman	5 times	52,448	167,172	319%

Hedging or any form of margin arrangement, short sales, and/or dealing in puts and calls of the Company’s stock by executives is prohibited.

Post-Termination Arrangements.  The Company provides two forms of post-termination benefits to its named executive officers:

1. Restoration of Internal Revenue Code Benefit Maximums This approach enables the Company to deliver the same benefit value (as a percent of base salary and annual incentive payments) to named executives as is provided to all other employees. Benefits in this category include the 401(k) Restoration and Deferred Compensation Plan and expanded long-term disability coverage.

The Company’s 401(k) Restoration and Deferred Compensation Plan is positioned at peer group medians of market practice. The 401(k) Restoration and Deferred Compensation Plan (discussed in more detail in the supporting narrative of the Nonqualified Deferred Compensation Table on page 27 of this proxy statement) maintains the relative value of the Company-provided retirement benefit to all employees curtailed by Internal Revenue Code Section 415. This benefit is paid to equalize benefits (on the basis of percent of base pay allocated to retirement funding) for all similarly situated executives. The upgraded long-term disability benefit is likewise structured to remove Internal Revenue Code and ERISA limitations to equalize benefits on the basis of percent of compensation eligible for long-term disability payment consideration.

While 80% of our peer group sponsor some form of defined benefit pension plan, the Company provides no such retirement benefit.

Under terms of the employment agreements executed with each named executive, long-term disability coverage is provided at full salary continuation until the executive qualifies for long-term disability benefits. Once the long-term disability benefit payment begins, the Company supplements the standard employee long-term disability benefit, removing the $15,000 monthly benefit maximum.

2. Severance and Change in Control Payments These arrangements are provided to maintain executive continuity and leadership during potentially disruptive considerations of mergers, acquisitions, or other business combinations that may threaten continued employment of the executive. These arrangements also serve to protect the stockholders’ interest in maintaining executive leadership as goals and objectives in the best interest of stockholders are pursued. Severance and related excise tax provisions are established at the median of peer group levels.

See the Post-Termination Compensation — Fiscal Year 2006 table and the Employment Agreement Summary table on pages 28 and 29 of this proxy statement for a summary of the post-termination, severance, death, and disability payments available to the named executive officers.

Set forth below is information concerning the compensation of the named executive officers for our most recent fiscal year.

Summary Compensation Table — Fiscal Year 2006

					Non-Equity
					Incentive
					Plan
			Stock Awards	Option Awards	Compensation		All Other
Name and Principal Position	Year	Salary(1)	(2)	(2)	(3)		Compensation(5)	Total

Dale B. Wolf	2006	$850,000	$1,405,643	$7,113,179	$3,076,985		$491,194	$12,937,001
Chief Executive Officer
Shawn M. Guertin	2006	$475,000	$680,901	$1,328,873	$781,780		$135,734	$3,402,288
Executive Vice President, Chief Financial Officer, and Treasurer
Thomas P. McDonough	2006	$850,000	$1,783,120	$2,981,261	$3,532,047	(4)	$286,359	$9,432,787
President
Harvey C. DeMovick, Jr.	2006	$600,000	$2,564,893	$275,400	$987,728		$242,921	$4,670,942
Executive Vice President, Customer Service Operations, and Chief Information Officer
Francis S. Soistman, Jr.	2006	$525,000	$910,663	$1,319,310	$1,126,798		$237,926	$4,119,697
Executive Vice President, Government & Individual Plans

(1)	Base salary rates effective 12/23/2006: Wolf $925,000; Guertin $525,000; McDonough $885,000; DeMovick $600,000; Soistman $575,000.

(2)	Stock Awards and Option Awards use a methodology consistent with FAS 123R that reports Black-Scholes value attributed to the 2006 service year from grants awarded in previous years and reported in the respective proxies (2002, 2003, 2004, 2005) and 2006. See Black-Scholes assumptions on page 19 of this proxy statement.

(3)	2006 Annual Incentive (EMIP) payment and Mid-Term Executive Retention Plan proportional values allocated to 2006 service as follows:

	EMIP	Mid-Term	Total

Wolf	$1,625,000	$1,451,985	$3,076,985
Guertin	$450,000	$331,780	$781,780
McDonough	$700,000	$1,132,047	$1,832,047
DeMovick	$575,000	$412,728	$987,728
Soistman	$650,000	$476,798	$1,126,798

(4)	Consists of $700,000 EMIP and $1,132,047 Mid-Term Executive Retention Plan payments (see footnote 3 above) and $1,700,000 Special Performance Incentive payment based on achievement of year-over-year increase in the Company’s revenue and First Health integration goals (January 1, 2005 to June 30, 2006). Maximum payout of two times annual base salary was paid on July 7, 2006.

(5)	The components of the amounts shown as “All Other Compensation” are as follows:

			Company			Company Match
			Provided		Company Match	Nonqualified
			Transportation	Transportation	Retirement	401(k) Restore
		Car(a)	(Aircraft)(b)	Gross-up	Savings	Plan	LTD Value(c)	Total

Wolf	2006	$17,466	$213,860	$66,146	$9,900	$157,200	$26,622	$491,194
Guertin	2006	$12,000	$38,175	$22,163	$9,784	$45,962	$7,650	$135,734
McDonough	2006	$14,400	$81,353	$34,198	$9,900	$110,400	$36,108	$286,359
DeMovick	2006	$12,000	$35,826	$19,946	$9,900	$154,539	$10,710	$242,921
Soistman	2006	$12,000	$55,752	$27,757	$9,900	$121,807	$10,710	$237,926

(a)	Lease value for Mr. Wolf’s car and cash allowance for other executives.

(b)	Incremental cost to the Company includes amounts billed per trip for airport fees, catering, and other trip-related expenses and a portion of the depreciation cost of the Company’s fractional share of leased or timeshare aircraft.

(c)	Projected premium cost of long-term disability benefit as defined in the employment agreement (see summary on page 29 of this proxy statement).

Set forth below is information concerning each award granted to a named executive officer in 2006. This includes EMIP payments, Mid-Term Executive Retention Plan awards, restricted shares awarded and non-qualified stock options granted.

Grants of Plan-Based Awards During Fiscal Year 2006

			Estimated	Estimated	Estimated	Estimated	All Other
			Future	Future	Future	Future	Option
			Payouts	Payouts	Payouts	Payouts	Awards:	Exercise or	Grant Date
			Under	Under	Under	Under	Number	Base Price	Fair
	Committee		Non-Equity	Non-Equity	Non-Equity	Equity	of Securities	of Option	Value of Stock
	Approval		Incentive	Incentive	Incentive	Incentive Plan	Underlying	Awards	and Option
Name	Date	Grant Date	Plan Awards	Plan Awards	Plan Awards	Awards	Options(5)	($/Shares)	Awards
			Threshold	Target	Maximum	Target

Wolf	5/17/2006	5/22/2006				$1,539,000(3)			$1,539,000
	5/17/2006	5/22/2006					207,000	$51.30	$3,889,530
	5/17/2006	7/1/2006		$1,793,289(1)
	2/15/2006		$340,000	$850,000(2)	$5,000,000
Guertin	5/17/2006	5/22/2006				$769,500(3)			$769,500
	5/17/2006	5/22/2006					100,000	$51.30	$1,879,000
	5/17/2006	7/1/2006		$505,942(1)
	2/15/2006		$190,000	$356,250(2)	$5,000,000
McDonough	5/17/2006	5/22/2006				$1,026,000(3)			$1,026,000
	5/17/2006	5/22/2006					125,000	$51.30	$2,348,750
	5/17/2006	7/1/2006		$970,898(1)
	2/15/2006		$340,000	$850,000(2)	$5,000,000
DeMovick	5/17/2006	5/22/2006				$1,026,000(4)			$1,026,000
	2/15/2006		$240,000	$450,000(2)	$5,000,000
Soistman	5/17/2006	5/22/2006				$1,026,000(3)			$1,026,000
	5/17/2006	5/22/2006					100,000	$51.30	$1,879,000
	5/17/2006	7/1/2006		$615,340(1)
	2/15/2006		$210,000	$393,750(2)	$5,000,000

(1)	Mid-Term Executive Retention Plan as described beginning on pages 20 and 21 of this proxy statement.

(2)	2006 EMIP at target to be paid in 2007.

(3)	Restricted stock award vests 25% annually to fully vest on 5/22/2010 (2006 earnings per share performance target met).

(4)	Restricted stock award vests 100% one year after grant (5/22/2007).

(5)	Nonqualified stock options vest 25% annually, with a ten year exercise term from grant.

Note: See narrative beginning on page 19 of this proxy statement for details regarding methodology for determining stock awards.

The following table provides information concerning unexercised stock options, unvested shares of restricted stock and unearned units in the Mid-Term Executive Retention Plan at December 31, 2006:

Outstanding Equity Awards at Fiscal Year-End — Fiscal Year 2006

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market or
								Market	Plan Awards:	Payout Value
								Value	Number of	of Unearned
						Number of		of Shares	Unearned	Shares,
	Number of	Number of				Shares		or	Shares, Units,	Units
	Securities	Securities				or Units of		Units of	or Other Rights	or
	Underlying	Underlying				Stock		Stock	That	Other Rights
	Unexercised	Unexercised		Option	Option	That		That	Have Not	That
	Options	Options		Exercise	Expiration	Have Not		Have Not	Vested	Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested	(22)	Vested (23)

Wolf	225,000			$4.67	7/1/2009
	210,937	70,313	(1)	$19.30	6/25/2013
	750,000	750,000	(2)	$32.46	6/14/2014
	56,250	168,750	(3)	$47.90	6/20/2015
		207,000	(4)	$51.30	5/22/2016
						100,312	(17)	$5,020,616	7,589	$1,648,763
Guertin	25,312	8,438	(1)	$19.30	6/25/2013
	22,500	22,500	(5)	$32.46	6/14/2014
	75,000	75,000	(6)	$28.37	11/3/2014
	28,125	84,375	(7)	$47.90	6/20/2015
		100,000	(8)	$51.30	5/22/2016
						47,812	(18)	$2,392,991	2,141	$465,168
McDonough	225,000			$4.67	7/1/2009
	210,937	70,313	(1)	$19.30	6/25/2013
	225,000	225,000	(9)	$32.46	6/14/2014
	37,500	112,500	(10)	$47.90	6/20/2015
		125,000	(11)	$51.30	5/22/2016
						105,312	(19)	$5,270,866	4,109	$892,649
DeMovick		20,000	(12)	$32.46	6/14/2014
						99,375	(20)	$4,973,719
Soistman	21,138			$3.33	9/10/2008
	7,500			$4.67	7/1/2009
	30,000	30,000	(13)	$32.46	6/14/2014
	75,000	75,000	(14)	$28.37	11/3/2014
	28,125	84,375	(15)	$47.90	6/20/2015
		100,000	(16)	$51.30	5/22/2016
						61,250	(21)	$3,065,563	2,604	$565,749

(1)	Vests 6/25/2007

(2)	Options for 375,000 shares vest 6/14/2007 and 6/14/2008.

(3)	Options for 56,250 shares vest 6/20/2007, 6/20/2008, and 6/20/2009.

(4)	Options for 51,750 shares vest 5/22/2007, 5/22/2008, 5/22/2009 and 5/22/2010.

(5)	Options for 11,250 shares vest 6/14/2007 and 6/14/2008.

(6)	Options for 37,500 shares vest 11/3/2007 and 11/3/2008.

(7)	Options for 28,125 shares vest 6/20/2007, 6/20/2008 and 6/20/2009.

(8)	Options for 25,000 shares vest 5/22/2007, 5/22/2008, 5/22/2009 and 5/22/2010.

(9)	Options for 112,500 shares vest 6/14/2007 and 6/14/2008.

(10)	Options for 37,500 shares vest 6/20/2007, 6/20/2008 and 6/20/2009.

(11)	Options for 31,250 shares vest 5/22/2007, 5/22/2008, 5/22/2009 and 5/22/2010.

(12)	Options for 20,000 shares vest 6/14/2007.

(13)	Options for 15,000 shares vest 6/14/2007 and 6/14/2008.

(14)	Options for 37,500 shares vest 11/3/2007 and 11/3/2008.

(15)	Options for 28,125 shares vest 6/20/2007, 6/20/2008 and 6/20/2009.

(16)	Options for 25,000 shares vest 5/22/2007, 5/22/2008, 5/22/2009 and 5/22/2010.

(17)	14,062 restricted shares vest 6/25/2007; 18,750 restricted shares vest 6/20/2007, 6/20/2008 and 6/20/2009; 7,500 restricted shares vest 5/22/2007, 5/22/2008, 5/22/2009 and 5/22/2010.

(18)	2,812 restricted shares vest 6/25/2007; 3,750 restricted shares vest 6/14/2007 and 6/14/2008; 7,500 restricted shares vest 6/20/2007, 6/20/2008 and 6/20/2009; 3,750 restricted shares vest 5/22/2007, 5/22/2008, 5/22/2009 and 5/22/2010.

(19)	14,062 restricted shares vest 6/25/2007; 18,750 restricted shares vest 6/14/2007 and 6/14/2008; 11,250 restricted shares vest 6/20/2007, 6/20/2008 and 6/20/2009; 5,000 restricted shares vest 5/22/2007 5/22/2008, 5/22/2009 and 5/22/2010.

(20)	16,875 restricted shares vest 6/25/2007; 10,000 restricted shares vest 6/14/2007; 52,500 restricted shares vest 6/20/2007; 20,000 restricted shares vest 5/22/2007.

(21)	11,250 restricted shares vest 6/25/2007; 3,750 restricted shares vest 6/14/2007 and 6/14/2008; 7,500 restricted shares vest 6/20/2007, 6/20/2008, and 6/20/2009; 5,000 restricted shares vest 5/22/2007, 5/22/2008, 5/22/2009 and 5/22/2010.

(22)	Mid-Term Executive Retention Plan stock allocations vest July 1, 2009 (3 year vesting schedule commences as year-end performance target met).

(23)	Mid-Term Executive Retention Plan stock and cash allocations (value as of 12/31/2006).

The following table provides information concerning exercises of stock options and vesting of restricted shares during 2006 for the named executive officers:

Option Exercises and Stock Vested — Fiscal Year 2006

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise *	on Vesting	on Vesting *

Wolf	155,000	$8,096,319	32,812	$1,690,051
Guertin	67,500	$3,465,450	19,687	$1,008,751
McDonough	136,215	$7,078,412	44,062	$2,295,901
DeMovick	40,000	$961,600	32,500	$1,719,956
Soistman	—	$—	33,750	$1,752,038

*	Note: Above amounts are pre-tax.

401(k) Restoration and Deferred Compensation Summary

An executive can defer up to 75% of base salary and up to 100% of bonus for a plan year. The plan year begins January 1 and ends December 31. Elections must be made in advance of the plan year. The Company matches the executive’s deferral with a contribution equal to the matching contribution formula in the 401(k) Plan, applied to the sum of the executive’s deferrals in the 401(k) Plan and this nonqualified 401(k) Restoration and Deferred Compensation Plan (“401(k) Restore Plan”), less the Company’s matching contribution in the 401(k) Plan for the same year. In no event may the aggregate match to these plans exceed 4.5% of eligible compensation. Investment options include Company stock and a broad range of mutual funds available from T. Rowe Price, the Plan administrator very similar to the mutual fund offerings in the all-employee 401(k) Plan. Earnings credited to an executive’s account are based on the specific investment elections of that executive. Transfers in existing invested funds are available daily. Distributions following termination are either lump sum or in substantially equal payments over a five-year period, as elected by the executive at time of deferral. Distributions are also available due to death, disability, or unforeseeable emergency. Such emergencies include severe financial hardship to the employee resulting from illness or accident of the employee, spouse or direct descendant; loss of property due to casualty; or other similar extraordinary and unforeseeable circumstances arising beyond the control of the employee.

The Company does not have a defined benefit pension plan.

The following table provides information concerning our 401(k) Restore Plan for the named executive officers:

Nonqualified Deferred Compensation — Fiscal Year 2006

		Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contributions	in Last FY	Earnings	Withdrawals /	Balance
Name	in Last FY	(1)	in Last FY	Distributions	at Last FY End

Wolf	$140,331	$157,200	$169,044	$—	$2,110,130
Guertin	$37,428	$45,962	$3,326	$—	$339,427
McDonough	$93,522	$110,400	$(21,876)	$—	$1,345,902
DeMovick	$209,616	$154,539	$33,584	$—	$1,296,673
Soistman	$151,027	$121,807	$51,179	$—	$1,182,823

(1)	“Registrant Contributions in Last FY” are included in footnote 5 to the Summary Compensation Table on page 24 of this proxy statement.

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a named executive officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability or constructive termination of a named executive officer, or on change in control or a change to the named executive officers responsibilities, assuming an effective date of December 31, 2006. Benefits available without discrimination to all salaried employees are excluded from the table. The table does not repeat information in other tables herein, unless the amount payable to the executive would be enhanced by the termination event:

Post-Termination Compensation — Fiscal Year 2006(1)

	Wolf	Guertin	McDonough	DeMovick	Soistman
Death Benefit
Annual Premium Value(2)	$5,753	$530	$7,998	$5,148	$2,048
Accelerated Mid-Term Executive Retention Plan Vesting	$1,648,763	$465,168	$892,649	NA	$565,749
Benefit Continuation(3)	$44,799	$29,866	$30,378	$22,986	$30,378
Total	$1,699,315	$495,564	$931,025	$28,134	$598,175
Long-Term Disability Benefit
Annual Premium Value(2)	$26,622	$7,650	$36,108	$10,710	$10,710
Benefit Continuation(3)	$44,799	$29,866	$30,378	$22,986	$30,378
Total	$71,421	$37,516	$66,486	$33,696	$41,088
Termination Without Cause or Constructive Termination Severance	$4,800,000	$865,000	$2,222,500	$1,150,000	$1,100,000
Benefit Continuation(3)	$29,866	$14,933	$15,189	$11,493	$15,189
Accelerated Mid-Term Executive Retention Plan Vesting	$1,648,763	$465,168	$892,649	NA	$565,749
Accelerated Stock Vesting(4)	$10,767,553	$1,900,347	$6,599,053	$5,325,519	$2,451,194
Car Title	$43,645	$—	$—	$—	$—
Total	$17,289,827	$3,245,448	$9,729,391	$6,487,012	$4,132,132
Termination Without Cause or Constructive Termination (Within Two Years Following Change in Control)
Severance	$4,800,000	$1,297,000	$4,445,000	$1,725,000	$1,650,000
Benefit Continuation(3)	$44,799	$29,866	$30,378	$22,986	$30,378
Accelerated Mid-Term Executive Retention Plan Vesting	$1,648,763	$465,168	$892,649	NA	$565,749
Accelerated Stock Vesting(5)	$20,220,553	$4,346,172	$11,320,115	$5,325,519	$5,150,669
Car Title	$43,645	$—	$—	$—	$—
Section 280G Excise Tax Gross-ups	$10,374,639	$2,231,626	None (6)	None (6)	None(6)
Total	$37,132,399	$8,369,832	$16,688,142	$7,073,505	$7,396,796

Note: Values do not include ERISA-based programs or benefits available to all eligible employees or the 401(k) Restoration and Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table on page 27 of this proxy statement).

Note: Values are based on the assumption that the triggering event took place on December 31, 2006.

(1)	Description of all elements included in the Employment Agreement Summary table that follows below.

(2)	Group supplemental life and LTD premium rates used to determine values.

(3)	COBRA continuation for pre-termination coverage levels for medical, dental, and vision.

(4)	One year acceleration of restricted awards and nonqualified stock options.

(5)	Full acceleration of restricted awards and nonqualified stock options.

(6)	No excise tax due.

The following table summarizes the provisions of our employment agreements with our named executive officers:

Employment Agreement Summary

Feature	Guertin / Soistman / DeMovick	McDonough	Wolf

Initial Date / Term	1/1/2005 / 3 years	Same (1)	Same (1)
Renewal	Year-to-year	Same	Same
Base Salary	Not less than the initial amount (2), to be reviewed annually and increased from time to time (see footnote 1 of the Summary Compensation Table for current base salary)	Same	Same
Annual Incentive	Executive Management Incentive Plan at 75% target	Executive Management Incentive Plan at 100% target	Executive Management Incentive Plan at 100% target
Vacation	Four weeks	Same	Same
Auto	Monthly allowance (tax gross-up)	Same	Leased + operating costs (tax gross-up)
Airplane Allowance	None	20 hours personal (tax gross-up)	50 hours personal (tax gross-up)
Death Benefit	Lump sum equal to average bonus last two years and cost of medical, dental, and vision premiums (24 months).	Same	Lump sum equal to average bonus last two years and cost of medical, dental, and vision premiums (36 months).
Disability Benefit	Base pay until eligible for LTD benefits, then 60% of pre-disability earnings (to age 65) to extent not paid by LTD program. Lump sum equal to average bonus last two years and cost of medical, dental, and vision premiums (24 months).	Same	Base pay until eligible for LTD benefits, then 60% of pre-disability earnings (to age 65) to extent not paid by LTD program. Lump sum equal to average bonus last two years and cost of medical, dental, and vision premiums (36 months).
Termination	With or without cause upon 90 days notice.	Same	Same
Termination Without Cause or Constructive Termination	One times sum of base salary and average bonus previous two calendar years (paid monthly for 12 months); cost of medical, dental, and vision premiums (earlier of 12 months or equivalent coverage is available); and additional stock option and restricted awards vesting credit (12 months).	Same	Two times sum of base salary and average bonus previous two calendar years (paid monthly over a two year period); cost of medical, dental, and vision premiums (24 months); unrestricted title to company car; and additional stock option and restricted awards vesting credit (12 months).
Termination Without Cause or Constructive Termination Within Two Years Following a Change-in-Control	One and one-half times sum of base salary and average bonus previous two years (lump sum); cost of medical, dental, and vision premiums (24 months); and full vesting of stock options and restricted awards. Gross-up of any taxes that may be imposed by Internal Revenue Code 280G excise tax rules.	Two times sum of base salary and average bonus previous two years (lump sum); cost of medical, dental, and vision premiums (24 months); and full vesting of stock options and restricted awards. Gross-up of any taxes that may be imposed by Internal Revenue Code 280G excise tax rules.	Two times sum of base salary and average bonus previous two calendar years (lump sum); cost of medical, dental, and vision premiums (36 months); unrestricted title to company car; and full vesting of stock options and restricted awards. Gross-up of any taxes that may be imposed by Internal Revenue Code 280G excise tax rules.
Non-compete	Confidentiality agreement and non-compete during employment and for:	Same	Confidentiality agreement and non-compete during employment and for:

i.  One year following a termination without cause, constructive termination, or following a Change-in-Control; or
ii. Without restriction following voluntary termination or non-renewal of employment agreement.

i.  Two years following a termination without cause or constructive termination;
ii.  One year following a Change-in-Control; or
iii. Without restriction following voluntary termination or non-renewal of employment agreement.

Termination With Cause or Voluntary Resignation	No obligation for continued payments, except earned but unpaid base salary or other payments due similarly situated non-executive employees.	Same	Same
Special Performance Incentive	None	2005 and 2006 (see footnote 4 of the Summary Compensation Table on page 23 of this proxy statement)	None

Note: Chart does not include elements generally available to all employees through our standard policy or ERISA-based qualified plans.

(1)	“Same” means equal to terms of Guertin, Soistman, and DeMovick agreements.

(2)	Initial amounts as follows: Wolf $850,000; Guertin $450,000; McDonough $850,000; Soistman $500,000; and DeMovick $600,000.

2006 Directors’ Compensation

On November 2, 2005, the Compensation Committee recommended to the Board, and the Board subsequently approved, the Compensation Program for Non-Employee Directors for 2006, which was filed as exhibit 10.13 to the Company’s Form 8-K, filed on November 10, 2005 (the “2006 Program”). The 2006 Program was based upon a review of director compensation currently paid by competitors in the industry and other similar companies. The Committee believed the adoption of the 2006 Program to be in the best interests of the Company and that it would enable the Company to retain and attract qualified directors and would further align the interests of the directors with the interests of the stockholders.

The 2006 Program is a “cafeteria plan” that gives non-employee directors the choice of being paid his or her compensation in the form of cash, stock options, restricted stock or a combination thereof and allows the directors, pursuant to the Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”), to defer all or a portion of his or her compensation in the form of cash or stock units.

Under the Director Deferred Compensation Plan and the 2006 Program, compensation allocated to cash is limited to 50% of total compensation payable during the year and is paid out quarterly in arrears. Compensation allocated to deferred cash is credited quarterly with interest based at the Company’s borrowing rate set at the beginning of each year.

Compensation allocated to stock awards (stock options, restricted stock or deferred stock units) will be converted to awards of equivalent value determined by using the same method used by the Company to expense the awards for financial accounting purposes. Stock awards vest or the restrictions lapse in equal quarterly increments over the year compensation is payable. Stock awards, including stock units, will be credited with any dividends, stock splits, reverse stock splits or other changes in the Company’s capitalization in accordance with the terms of the 2004 Incentive Plan. Stock units will be treated as if they were actual shares of the Company’s common stock, but will not be evidenced by or convertible into any actual shares of the Company’s common stock until distribution. Deferred compensation will not be distributed until a non-employee director’s termination from service on the Board, or upon his or her death, or upon a change in control (as defined under section 409A of the Internal Revenue Code of 1986, as amended), or in the event of an unforeseeable emergency (causing severe financial hardship). Unvested restricted stock awards or stock options fully vest upon death or disability. Vested stock options are not transferable, except to immediate family members or by will or the laws of descent and distribution. Vested stock units are not transferable, except pursuant to a qualified domestic relations order or by will or the laws of descent and distribution.

Upon joining the Board, new non-employee directors will receive a one-time initial grant of a non-qualified stock option to purchase 10,000 shares of common stock vesting in equal amounts over four years at an exercise price equal to the closing market price on the date of grant. Compensation for non-employee directors elected to the Board after January 1st will be prorated.

The Board approved the 2006 Program and an amendment to the 2004 Incentive Plan providing for awards to non-employee directors (the “Amendment”), effective as of January 1, 2006. The stockholders approved the Amendment at its annual meeting held on May 18, 2006. The Board set the annual compensation under the 2006 Program at $225,000 to be received as compensation for participation in the Board’s five regularly scheduled meetings and overall service as director, but exclusive of committee and special Board meeting fees and chair retainers, which are set forth in the table below. The non-employee directors elected the form of payment (cash, restricted stock, stock options or deferred cash or deferred stock units) prior to the effective date of the 2006 Program.

The following table summarizes the components and amounts of the compensation package paid to eligible non-employee directors in 2006 and 2007.

Compensation Components	Board or Committee	Compensation

Annual Compensation for Attendance at Regular Board Meetings(1) (paid/vested/deferred quarterly in arrears in accordance with the 2006 Program and includes compensation for five regularly scheduled Board meetings)	Board	$225,000
Annual Committee Chair Retainer (Paid annually in arrears)	Lead Director	10,000
	Chair of Audit Committee	10,000
	Chair of Comp Committee	10,000
	Chair of N/CG Committee	5,000
Attendance at In-Person Special Meeting	Board	3,000
Attendance at In-Person Committee Meeting (Regular or Special)	Audit Committee	3,000
	Comp Committee	3,000
	N/CG Committee	1,500
Participation in a Special Telephonic Meeting	Board	1,000
	Audit Committee	1,000
	Comp Committee	1,000
	N/CG Committee	500
Reimbursement of Reasonable Travel Expenses	All Directors	actual cost
New Director Stock Option Grant	New Director	10,000 non-qualified stock options vesting in equal increments over four years
Health and Basic Life Insurance Coverage	All Non-Employee Directors (voluntary participation)

(1)	Any non-employee directors who become eligible to participate in the 2006 Program after January 1 will receive a pro rata portion of the Annual Compensation.

Subject to the terms of the 2006 Program, the Director Deferred Compensation Plan and the 2004 Incentive Plan, non-employee directors may elect the form and the timing of their compensation on an individual basis as summarized in the table below. All elections of the form of payment must be made in multiples of 25%. The table below summarizes the forms of compensation each individual non-employee director may select as well as certain material terms related to those forms of compensation.

Payment “Form”(1)	Maximum Allocation		Payment “Current”	Payment “Deferred”	Vesting

Cash	50	%(2)	Paid at the end of each quarter	Credited at the end of each quarter(3)	None
Restricted Stock/ Stock Units	100%		Granted at beginning of year	Stock Units deferred until termination of service or unforeseeable emergency	Quarterly over the year of service
Stock Options	100%		Granted at beginning of year	Exercisable when vested and subject to a 10 year term	Quarterly over the year of service

(1)	Value of stock options, restricted stock awards and stock units determined in accordance with SFAS 123R.

(2)	Percentage limit may be waived with the approval of the Chairman of the Compensation Committee.

(3)	Deferred cash will be credited quarterly with interest based on the Company’s borrowing rate set at the beginning of each year (2005 rate is approximately 5%).

All directors are reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Additionally, the Company has paid nominal travel expenses for family members of directors in connection with the directors’ attendance at certain business meetings with the Board or senior management.

Allen F. Wise. The current Chair of the Board, Allen F. Wise, is not a non-employee director and did not participate in the 2006 Program. Mr. Wise’s compensation for 2006 is discussed in the “Directors Compensation — Fiscal Year 2006” table below. Mr. Wise served as President and Chief Executive Officer of our Company from October 1996 to December 2004. Under the terms of Mr. Wise’s Transition and Retirement Agreement dated September 22, 2004, Mr. Wise is entitled to receive compensation beginning in 2007 for his services as a director. The Compensation Committee and Board agreed that Mr. Wise will receive the standard annual directors’ compensation of $225,000 for 2007. In addition, he will receive a retainer of $125,000 for his services as non-executive Chairman during 2007. The terms and conditions of the Transition and Retirement Agreement remain in full force and effect.

The following table provides information concerning compensation paid or allocated to our directors during 2006:

Directors’ Compensation — Fiscal Year 2006

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned			Incentive Plan	Compensation	All Other
	or Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)(13)	($)(1)(13)	($)	($)	($)	($)

Joel Ackerman(2)	$14,508	$282,690	$—	$—	$—	$—	$297,198
John H. Austin, M.D.(3)	2,008	323,934					325,942
L. Dale Crandall(4)	153,549	113,917	106,351				373,817
Emerson D. Farley, Jr., M.D.(5)	114,504	178,891					293,395
Lawrence N. Kugelman(6)	84,284	235,110					319,394
Daniel N. Mendelson(7)	122,004	112,496	89,044				323,544
Rodman W. Moorhead, III(8)	241,000	57,698					298,698
Robert W. Morey(9)	2,012	66,395	224,988				293,395
Elizabeth E. Tallett(10)	141,990	122,614	56,232				320,836
Timothy T. Weglicki(11)	139,049	122,614	56,232				317,895
Allen F. Wise(12)	750,000	3,412,529	563,341	2,042,278		967,025	7,735,173

(1)	Represents the Company’s compensation cost in 2006 computed in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), “Share-Based Payment”, for restricted stock and deferred stock units (in the Stock Awards column), and stock options (in the Option Awards column) granted in 2006 and prior years.

(2)	Mr. Ackerman elected to receive his compensation of $225,000 under the 2006 Program as follows: 100% in the form of 3,950 deferred stock units. He received additional cash compensation for the following: (i) $9,500 for Nominating/Corporate Governance Committee and special Board meeting fees, (ii) $5,000 annual retainer as Chair of the Nominating/Corporate Governance Committee and (iii) $8 residual cash in lieu of receiving a fractional share of stock under the 2006 Program.

(3)	Dr. Austin elected to receive his compensation of $225,000 under the 2006 Program as follows: 100% in the form of 3,950 deferred stock units. He received additional cash compensation as follows: (i) $2,000 for special Board meeting fees and (ii) $8 residual cash in lieu of receiving a fractional share of stock.

(4)	Mr. Crandall elected to receive his compensation of $225,000 under the 2006 Program as follows: (i) 25% in the form of 2,743 non-qualified stock options at an exercise price of $56.96, (ii) 25% in the form of 987 deferred stock units and (iii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $31,000 for Compensation Committee, Audit Committee and special Board meeting fees, (ii) $10,000 annual retainer as Chair of the Compensation Committee and (iii) $49 residual cash in lieu of receiving fractional shares of stock under the 2006 Program.

(5)	Dr. Farley elected to receive his compensation of $225,000 under the 2006 Program as follows: (i) 50% in the form of 1,975 shares of restricted stock, and (ii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $2,000 for special Board meeting fees, and (ii) $4 residual cash in lieu of receiving a fractional share of stock under the 2006 Program.

(6)	Mr. Kugelman elected to receive his compensation of $225,000 under the 2006 Program as follows: (i) 75% in the form of 2,962 deferred stock units and (ii) 25% in the form of cash in the amount of $56,250. He received additional cash compensation for the following: (i) $18,000 for Audit Committee and special Board meeting fees, (ii) $10,000 annual retainer as Chair of the Audit Committee and (iii) $34 residual cash in lieu of receiving a fractional share of stock under the 2006 Program.

(7)	Mr. Mendelson elected to receive his compensation of $225,000 under the 2006 Program as follows: (i) 50% in the form of 1,975 deferred stock units and (ii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $9,500 for Nominating/Corporate Governance Committee and special Board meeting fees and (ii) $4 residual cash in lieu of receiving a fractional share of stock under the 2006 Program.

(8)	Mr. Moorhead elected to receive his compensation of $225,000 under the 2006 Programas follows: 100% in the form of deferred cash (duly authorized by the Compensation Committee by waiver of the 50% maximum cash allocation). He received additional cash compensation as follows: $16,000 for Compensation Committee and special Board meeting fees.

(9)	Mr. Morey elected to receive his compensation of $225,000 under the 2006 Program 100% in the form of 10,975 non-qualified stock options at an exercise price of $56.96. He received additional cash compensation for the following: (i) $2,000 for special Board meeting fees and (ii) $12 residual cash in lieu of receiving a fractional share of stock under the 2006 Program.

(10)	Ms. Tallett elected to receive her compensation of $225,000 under the 2006 Program as follows: (i) 25% in the form of 2,743 non-qualified stock options at an exercise price of $56.96, (ii) 25% in the form of 987 deferred stock units, and (iii) 50% in the form of cash in the amount of $112,500. She received additional cash compensation for the following: (i) $17,000 for Audit Committee and special Board meeting fees, (ii) $10,000 annual retainer as Lead Director and (iii) $60.96 residual cash in lieu of receiving a fractional share of stock under the 2006 Program.

(11)	Mr. Weglicki elected to receive his compensation of $225,000 under the 2006 Program as follows: (i) 25% in the form of 2,743 non-qualified stock options at an exercise price of $56.96, (ii) 25% in the form of 987 deferred stock units and (iii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $26,500 for Compensation Committee, Nominating/Corporate Governance Committee and special Board meeting fees and (ii) $48.98 residual cash in lieu of receiving a fractional share of stock under the 2006 Program.

(12)	Mr. Wise did not receive any compensation for 2006 for his services as a director. Mr. Wise served as President and Chief Executive Officer of our Company from October 1996 to December 2004. In 2006 Mr. Wise, a non-executive employee of the Company, received a base salary of $750,000 under the terms of his Transition and Retirement Agreement, effective January 1, 2005. He also received $2,042,278 for 2006 service under the 2004 Mid-Term Executive Retention Plan. Mr. Wise received the following other benefits in 2006: (i) $20,655 for the lease of an automobile, (ii) $563,796 for Company provided transportation (includes the incremental costs to the Company billed per trip for airport fees, catering and other trip-related expenses, and a portion of the depreciation costs of the Company’s fractional share of leased or timeshare aircraft), (iii) $77,468 tax gross-up for personal use of the Company provided aircraft and automobile lease, (iv) $4,356 for group life insurance premiums, (v) $7,067 for the Company’s matching contribution to Mr. Wise’s account in the Retirement Savings Plan (the 401(k) Plan) and (vi) $293,683 for the Company’s matching contribution to Mr. Wise’s account in the 401(k) Restoration and Deferred Compensation Plan. In addition, in 2006 Mr. Wise received $5,119,300 upon the exercise of non-qualified stock options and he realized $8,293,563 upon the release of restrictions on restricted stock awards. For a further description of the arrangement with Mr. Wise, please see Transactions with Related Persons, Promoters, and Certain Control Persons on page 36 of this proxy statement.

(13)	The following table sets forth equity grants awarded in 2006 to directors under the 2004 Incentive Plan, as amended:

Grants of Plan-Based Awards During Fiscal Year 2006

	Restricted			Restricted			Nonqualified
	Stock Awards			Stock Units			Stock Options
		Number of	Grant Date		Number of	Grant Date		Number of	Grant Date	Total Grant
Name	Grant Date	Shares	Fair Value*	Grant Date	Shares	Fair Value*	Grant Date	Shares	Fair Value*	Date Value*

Ackerman			$—	1/1/2006	3,950	$224,992			$—	$224,992
Austin				1/1/2006	3,950	224,992				224,992
Crandall				1/1/2006	987	56,220	1/1/2006	2,743	56,232	112,452
Farley	1/1/2006	1,975	112,496							112,496
Kugelman				1/1/2006	2,962	168,716				168,716
Mendelson				1/1/2006	1,975	112,496				112,496
Moorhead										—
Morey							1/1/2006	10,975	224,988	224,988
Tallett				1/1/2006	987	56,220	1/1/2006	2,743	56,232	112,452
Weglicki				1/1/2006	987	56,220	1/1/2006	2,743	56,232	112,452
Wise										—

*	The grant date fair value for Restricted Stock Awards and Restricted Stock Units is calculated by multiplying the number of awards or units by the market stock value on the grant date. Grant date fair value for Nonqualified Stock Options uses the Black-Scholes option pricing model computed in accordance with SFAS 123R.

The following table sets forth all outstanding equity awards held at December 31, 2006, by each director:

Outstanding Equity Awards at Fiscal Year-End — Fiscal Year 2006

	Option Awards				Stock Awards
					Number of
	Number of	Number of			Shares
	Securities	Securities			or Units of	Market Value
	Underlying	Underlying			Stock	of Shares or
	Unexercised	Unexercised	Option		That Have	Units of Stock
	Options	Options	Exercise	Option	Not	That Have Not
Name	Exercisable	Unexercisable	Price	Expiration Date	Vested	Vested

Ackerman					3,237	$162,012
Austin					3,987	$199,549
Crandall	11,250	11,250	$28.66	1/1/2014
	2,058	685	$56.96	1/1/2016	2,497	$124,975
Farley	5,549		$13.87	11/7/2012	2,744	$137,337
Kugelman	11,250		$4.89	3/4/2009
	4,500		$3.00	1/1/2010
	4,500		$8.21	6/7/2011
	4,500		$14.34	6/6/2012
	8,325		$13.87	11/7/2012
	4,500		$19.91	6/5/2013	2,990	$149,650
Mendelson	5,625	16,875	$45.13	5/19/2015	494	$24,725
Moorhead					2,250	$112,613
Morey	8,232	2,743	$56.96	1/1/2016	2,250	$112,613
Tallett	2,250		$8.21	6/7/2011
	4,500		$14.34	6/6/2012
	8,325		$13.87	11/7/2012
	4,500		$19.91	6/5/2013
	2,058	685	$56.96	1/1/2016	2,497	$124,975
Weglicki	4,500		$14.34	6/6/2012
	8,325		$13.87	11/7/2012
	4,500		$19.91	6/5/2013
	2,058	685	$56.96	1/1/2016	2,497	$124,975
Wise	—				100,000	$5,005,000

2006 Matching Charitable Contribution Program

Our Company believes that, as part of its mission and as a corporate citizen, it is appropriate to share a part of its financial success with charitable organizations that serve community needs. Therefore, our Company has a Matching Charitable Contribution Program, which is considered and adopted on a year-to-year basis depending on the profitability of our Company during the year. The Program is intended to encourage charitable giving by senior executives and directors to non-profit charitable organizations in the areas of health care, education, research and those in critical need in the community (e.g., the poor and disadvantaged). Our Company was profitable and we realized increased earnings and cash flow during 2006. Given the strength of the year and the health of the Company, the Board voted to share our success again by adopting the 2006 Matching Charitable Contribution Program. Charities must qualify as 501(c)(3) organizations.

Under the Program, Coventry matches qualifying charitable contributions (two-for-one for the first $30,000 gifted and one-for-one for the second $30,000 gifted) up to a maximum amount of $90,000 per donor. Five charities per donor are considered for the match.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Allen F. Wise. Allen F. Wise, a Director and Chair of the Board, entered into a Transition and Retirement Agreement (the “Retirement Agreement”) with the Company, effective January 1, 2005, the date he ceased to be President and Chief Executive Officer of the Company, which terminates on August 21, 2007 (the “Retirement Date”). Mr. Wise continues to be employed by the Company as a non-executive employee and Chair of the Board.

Under the terms of the Retirement Agreement, Mr. Wise’s responsibilities include assisting his successor, Dale B. Wolf, in the transition of the duties of Chief Executive Officer, and, in Mr. Wise’s role as non-executive Chairman, performing those duties reasonably requested of him by the Board or the Company’s Chief Executive Officer, except that such duties may not conflict with any subsequent business activities that Mr. Wise deems to pursue. During the retirement period Mr. Wise will receive secretarial support for up to 15 hours per week.

Mr. Wise received a reduced base salary of $750,000 per year for 2005 and 2006. In addition, he was entitled to continued participation in the 2005 Management Incentive Plan. His incentive payment was determined by the Compensation Committee after taking into account the year-end results and Mr. Wise’s contribution to the business. Fifty percent of the full incentive payment earned by Mr. Wise for performance in 2005 was paid out to him in February 2006. The remaining 50% of Mr. Wise’s 2005 incentive payment was paid into the 2004 Mid-Term Executive Retention Program (the “2004 Executive Retention Plan”), with distribution determined by mutually agreed upon performance goals. Mr. Wise participated in the 2004 Executive Retention Plan in 2005, with a minimum cash allocation of 55% of his base salary and bonus, plus a 50% allocation in stock credits, consistent with other executives’ awards. The performance goals were met and all benefits fully vested and were paid to Mr. Wise in cash on July 1, 2006.

From January 1, 2005 to the Retirement Date, Mr. Wise is entitled to continued participation in the Company’s 401(k) Restoration and Deferred Compensation Plan, which will be paid out following the Retirement Date in accordance with the terms of such plan. In addition, Mr. Wise was entitled to participate in all employee benefit programs, plans and arrangements, including up to $12,000 for legal, tax and financial planning (“Financial Allowance”), an automobile at a level equal to Mr. Wise’s current automobile (“Automobile Allowance”), an airplane allowance of up to 75 hours of personal use (“Airplane Allowance”), and a tax equalization bonus paid to Mr. Wise such that there is no net cost to him of the Financial Allowance, the Auto Allowance or the Airplane Allowance for any taxes that would be due. From January 1, 2007 to the Retirement Date, Mr. Wise will be entitled to receive the Airplane Allowance plus a tax equalization bonus paid to him such that there is no net cost to him for any taxes that would be due, and receipt of Director’s fees (See “2006 Directors’ Compensation” on page 30 of this proxy statement). The restrictions on Mr. Wise’s restricted stock awards will continue to lapse and all restrictions will have lapsed by the Retirement Date.

After the Retirement Date, Mr. Wise will continue to retain his rights to indemnification by the Company or through any insurance purchased by the Company to the maximum extent to which he would have been entitled during his employment. Following the execution of the Agreement, the Company paid Mr. Wise’s legal fees and expenses arising in his representation in the preparation of the Agreement and in advising him of its consequences.

Mr. Wise agreed to continue certain terms of his previous employment agreement as follows: (a) he will not compete with the Company during his employment and thereafter (i) for two years following a Termination Without Cause or Constructive Termination or (ii) for one year following termination after a Change in Control, or (iii) without restriction following voluntary termination; and (b) he will not disclose confidential information. In addition, prior to the Retirement Date, Mr. Wise agreed to non-solicitation and non-disparagement clauses in his Agreement. In the event of Mr. Wise’s death prior to the Retirement Date, the provisions of the Agreement remain in full force and effect and all payments and benefits will be paid to Mr. Wise’s beneficiaries.

For a description of Mr. Wise’s compensation in 2006, see footnote 12 to the “Directors Compensation — Fiscal Year 2006” table on page 33 of this proxy statement.

Magellan Health Services, Inc. Allen F. Wise, a Director and Chair of the Board, was appointed to the Board of Directors of Magellan Health Services, Inc. (“Magellan”), a diversified specialty health care management organization, on May 19, 2006. One of our Company’s health plan subsidiaries has entered into a contract for behavioral health services with Magellan. The amount of the contract in any of the past three years is de minimus as compared to our Company’s consolidated gross revenues or Magellan’s consolidated gross revenues. The Nominating/Corporate Governance Committee has determined that the amount of the contract is not material and is fair to our Company.

Brian J. Wise. Brian J. Wise is the son of Allen F. Wise, a Director and Chair of the Board, and the retired President and Chief Executive Officer of the Company. The Company employs Mr. Wise’s son as Vice President of Business Development with the Company’s subsidiary, Coventry Health Care of Nebraska, Inc. He was paid an aggregate base salary and bonus of $195,726 for his services during 2006.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder and the Company’s Audit Committee Charter, as amended, the Audit Committee has the sole responsibility and authority to appoint the Company’s independent auditors. The Audit Committee, comprised of independent members of the Board, has appointed Ernst & Young LLP, certified public accountants, to be the independent auditors of the Company for the fiscal year ending December 31, 2007 and requests stockholder ratification of this action. In taking this action, the Audit Committee considered the qualifications of Ernst & Young LLP, the past performance of Ernst & Young LLP since its retention by the Company in 2002, its independence with respect to the services to be performed and its qualifications and general adherence to professional auditing standards. A representative of Ernst & Young LLP is expected to be present at the meeting, will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions.

If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee is not obligated to appoint other independent public accountants, but will reconsider the appointment.

Vote Required

An affirmative vote by the holders of a majority of the shares entitled to vote is necessary to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending 2007.

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007.

FEES PAID TO INDEPENDENT AUDITORS

Fees for all services provided by Ernst & Young LLP for 2005 and 2006, respectively, are set forth below (rounded to the nearest thousand). The Company has paid all fees.

Audit Fees

Audit fees billed for the fiscal years 2005 and 2006 audits of the Company’s annual consolidated financial statements and internal controls over financial reporting under the Sarbanes-Oxley Act of 2002, Section 404, and the review of Forms 10-Q aggregated $5,239,000 and $5,077,000, respectively.

Audit-Related Fees

Audit-related fees billed for the fiscal years 2005 and 2006 for assurance and related services aggregated $244,000 and $81,000, respectively. The services for 2005 principally included retirement plan audits and due diligence related to acquisitions. The services for 2006 were for retirement plan audits.

Tax Fees

Tax fees billed for the fiscal years 2005 and 2006 for tax compliance, tax advice and tax research aggregated $143,000 and $137,000, respectively.

All Other Fees

Fees billed for all other services rendered for fiscal years 2005 and 2006 aggregated $6,000 for each year for access to the Ernst & Young LLP online research software.

Procedures for Pre-approval of Independent Auditor Services

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors, Ernst & Young LLP. The Audit Committee annually reviews and considers a written proposal from the independent auditors setting forth the scope of services to be provided, including whether the services are for audit and audit related services, tax services or other services that are permissible and other required communications. If permitted by applicable law and appropriate, the Audit Committee will approve the services. The Audit Committee has pre-approved certain permitted services to be performed by Ernst & Young LLP if required during the year. These permitted services would include only audit, audit related or tax compliance and research services. The Audit Committee and the Company believe these services are consistent with Ernst & Young LLP’s role as independent auditor and tax adviser. Thereafter, the Audit Committee will, as necessary, consider and, if permitted by applicable law and appropriate, approve the provision of additional audit and/or non-audit services not previously approved. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case-basis, proposed services that are clearly permitted by law. None of the engagements approved by the Audit Committee during 2005 and 2006 made use of the de minimus exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission. The Audit Committee pre-approved all services described above. Ernst & Young LLP’s work on the Company’s financial statements was performed 100% by its full time, permanent employees.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations and the Company’s established Compliance and Ethics Program. The Audit Committee is composed of independent directors, as defined under the listing standards of the New York Stock Exchange (“NYSE”), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the Securities and Exchange Commission and the NYSE.

Audit Committee Disclosures

With respect to the fiscal year ended December 31, 2006, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with its independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Ernst & Young, LLP matters relating to its independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

COVENTRY HEALTH CARE
AUDIT COMMITTEE
Lawrence N. Kugelman, Chair
L. Dale Crandall
Elizabeth E. Tallett

STOCKHOLDER PROPOSALS

The Company’s bylaws, as amended, provide that the annual meeting of stockholders is to be held on the third Thursday in May, unless the Chair of the Board designates a different date. The 2008 annual meeting of stockholders is expected to be held on May 15, 2008, although this date may be subject to change. Eligible stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2008 may do so by following the procedures prescribed in the Company’s Bylaws and Rule 14a-8 enacted by the Securities and Exchange Commission. In order to be considered timely for inclusion in the Company’s proxy materials for the 2008 annual meeting of stockholders, stockholder proposals must be received by the Company at 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817-1850, addressed to the Corporate Secretary of the Company, not later than December 22, 2007.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

The Company pays the costs of soliciting your vote, including the costs of preparing, assembling and mailing this proxy statement, the 2006 Annual Report and proxy card. Proxies will be solicited by the use of the mails and may also be solicited personally, or by telephone, telecopy or telegram, by directors, officers and employees of the Company. No directors, officers or employees of the Company will receive additional compensation for soliciting proxies. The Company will (i) request Brokers to forward the solicitation materials to the beneficial owners of the Company’s common stock, (ii) furnish the number of copies necessary for such record holders to supply the materials to the beneficial holders and (iii) reimburse the reasonable forwarding expenses incurred by these record holders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s officers, directors and stockholders owning ten percent or more of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with a copy. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for 2006 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from reporting persons that all required reports had been filed, the Company believes that all reporting persons filed the required reports on a timely basis, except that Bernard J. Mansheim, M.D., Executive Vice President and Chief Medical Officer, and E. Harry Creasey, Senior Vice President, each filed one late report for one transaction.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that may come before the 2007 Annual Meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote the proxy in accordance with their judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the 2007 Annual Meeting.

A list of stockholders of record entitled to be present and vote at the 2007 Annual Meeting will be available at the offices of the Company in Bethesda, Maryland for inspection by stockholders during regular business hours from May 3, 2007 to the date of the 2007 Annual Meeting. The list will also be available during the 2007 Annual Meeting for inspection by stockholders who are present.

YOUR REPRESENTATION AT THE 2007 ANNUAL MEETING IS IMPORTANT. PLEASE VOTE IN ORDER TO ASSURE THE PRESENCE OF THE NECESSARY QUORUM. YOU MAY VOTE BY TOLL-FREE TELEPHONE, BY INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE SIGNING OF THE PROXY WILL NOT PREVENT YOUR ATTENDING THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.

By Order of the Board of Directors,

DALE B. WOLF
Chief Executive Officer

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated below in favor of the election of each of the nominees indicated below to serve as Class I Directors the Company until the Annual Meeting of Stockholders in the year 2010.
Nominees for Class I Directors:
01 L. Dale Crandall, 02 Elizabeth E. Tallett, and 03 Allen F. Wise

FOR all nominees listed	WITHHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees
☐	☐
To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

2.	Ratification of the appointment of Ernst & Young, LLP, as the Company’s independent auditors for 2007. of	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/cvh		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site.	OO	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark , sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct ® at
www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement through the
Corporate Home page of the Company=swebsite at www.cvty.com

COVENTRY HEALTH CARE, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2007

      This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dale B. Wolf and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2007 at 9:00 a.m., Eastern Daylight Saving Time, at the Tysons Corner Ritz-Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, Telephone (703) 506-4300, or any adjournment thereof.

The persons named as proxies above are authorized to vote in their discretion on other matters that may properly come before this meeting.

      STOCKHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE
YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY
See Voting Instructions On The Reverse Side Of This Proxy
THANK YOU FOR VOTING.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated below in favor of the election of each of the nominees indicated below to serve as Class I Directors the Company until the Annual Meeting of Stockholders in the year 2010.
Nominees for Class I Directors:
01 L. Dale Crandall, 02 Elizabeth E. Tallett, and 03 Allen F. Wise

FOR all nominees listed	WITHHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees
☐	☐
To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

2.	Ratification of the appointment of Ernst & Young, LLP, as the Company’s independent auditors for 2007. of	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.
FOLD AND DETACH HERE
Coventry Health Care 401(k) Plan Participants:
As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care common stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
It is important that you read and understand the information in the Company’s Annual Report and Proxy Statement before voting. You may view these documents on the Company’s intranet at http://cvtynet or through the Corporate Home page of the Company’s internet site at www.cvty.com. You may also request that copies be sent to you by sending an e-mail to Investor-Relations@cvty.com.
The Trustee must receive your voting instructions by May 15, 2007. If the Trustee does not receive your instructions by that date, the Trustee will vote your shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan Participants who do vote their shares.
You will receive a separate set of proxy solicitation materials for any shares of common stock that you own other than Plan shares. Your non-Plan shares must be voted separately from your Plan shares.
Vote by Internet or Telephone – 24 Hours a Day, 7 Days a Week
Internet and telephone voting are available through 11:59 PM Eastern Time, May 15, 2007.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone

Internet
http://www.proxyvoting.com/cvh-401K		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement through the
Corporate Home page of the CompanyDs website at www.cvty.com

COVENTRY HEALTH CARE, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2007

     This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dale B. Wolf and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2007 at 9:00 a.m., Eastern Daylight Saving Time, at the Tysons Corner Ritz-Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, Telephone (703) 506-4300, or any adjournment thereof.

The persons named as proxies above are authorized to vote in their discretion on other matters that may properly come before this meeting.

     STOCKHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE
     Please read the Company’s Annual Report and Proxy Statement prior to voting. These documents may be obtained three ways:
1.	Intranet: These documents are posted on the Company’s internal network, at http://cvtynet. All Company employees have computer access to http://cvtynet at their various office locations. If you need instructions on how to access http://cvtynet, please see your local human resources representative.

2.	Internet: These documents are also posted through the Corporate Home page of the Company’s website at www.cvty.com. Employees may or may not have access to the internet during office hours.

3.	Mail: If you would like to have these documents mailed to you at your place of employment, please send your request by e-mail to Investor-Relations@cvty.com.
YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY
See Voting Instructions On The Reverse Side Of This Proxy
THANK YOU FOR VOTING.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct ® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated below in favor of the election of each of the nominees indicated below to serve as Class I Directors the Company until the Annual Meeting of Stockholders in the year 2010.
Nominees for Class I Directors:
01 L. Dale Crandall, 02 Elizabeth E. Tallett, and 03 Allen F. Wise

FOR all nominees listed	WITHHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees
☐	☐
To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

2.	Ratification of the appointment of Ernst & Young, LLP, as the Company’s independent auditors for 2007. of	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.
FOLD AND DETACH HERE
Coventry Health Care 401(k) Plan Participants:
As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care common stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
It is important that you read and understand the information in the Company’s Annual Report and Proxy Statement before voting. You may view these documents through the Corporate Home page of the Company’s internet site at www.cvty.com. You may also request that copies be sent to you by sending an e-mail to Investor-Relations@cvty.com.
The Trustee must receive your voting instructions by May 15, 2007. If the Trustee does not receive your instructions by that date, the Trustee will vote your shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan Participants who do vote their shares.
You will receive a separate set of proxy solicitation materials for any shares of common stock that you own other than Plan shares. Your non-Plan shares must be voted separately from your Plan shares.
Vote by Internet or Telephone – 24 Hours a Day, 7 Days a Week
Internet and telephone voting are available through 11:59 PM Eastern Time, May 15, 2007.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone

Internet
http://www.proxyvoting.com/cvh-401K		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the Web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement through the
Corporate Home page of the CompanyDs website at www.cvty.com

COVENTRY HEALTH CARE, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2007

      This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dale B. Wolf and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2007 at 9:00 a.m., Eastern Daylight Saving Time, at the Tysons Corner Ritz-Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, Telephone (703) 506-4300, or any adjournment thereof.

The persons named as proxies above are authorized to vote in their discretion on other matters that may properly come before this meeting.

      STOCKHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE
     Please read the Company’s Annual Report and Proxy Statement prior to voting. These documents may be obtained two ways:
1.	Internet: These documents are also posted through the Corporate Home page of the Company’s website at www.cvty.com.

2.	Mail: If you would like to have these documents mailed to you at your place of employment, please send your request by e-mail to Investor-Relations@cvty.com.
YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY
See Voting Instructions On The Reverse Side Of This Proxy
THANK YOU FOR VOTING.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct ® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.